Filed pursuant to Rule 424(b)(5)
Registration No. 333-266617

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 14, 2022)

Neuronetics, Inc.

8,000,000 Shares of Common Stock

We are offering 8,000,000 shares of our common stock.

Our common stock is listed on The Nasdaq Global Market under the symbol “STIM.” On February 6, 2025, the last reported sale price of our common stock on The Nasdaq Global Market was $3.56 per share.

We are a “smaller reporting company” as defined under the federal securities laws, and, as such, have elected to comply with certain reduced public company reporting requirements for future filings. See the section titled “Prospectus Supplement Summary—Implications of Being a Smaller Reporting Company.”

Investing in our common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-11 of this prospectus supplement and under similar headings in documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	PER SHARE	TOTAL
Public offering price	$2.25	$18,000,000
Underwriting discounts and commissions(1)	$0.135	$1,080,000
Proceeds to us before expenses	$2.115	$16,920,000

(1)

We have agreed to reimburse the underwriter for certain expenses. See the section titled “Underwriting” beginning on page S-47 of this prospectus supplement for a description of the compensation payable to the underwriter in this offering.

We have granted the underwriter an option to purchase up to 1,200,000 additional shares of common stock from us at the public offering price, less the underwriting discounts and commissions. The underwriter can exercise this right at any time within 30 days after the date of this prospectus supplement.

Certain of our directors have indicated an interest in purchasing shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares in this offering. The underwriting discount for any shares sold to these potential investors in the offering will be the same as the underwriting discount for the shares sold to the public.

The underwriter expects to deliver the shares of common stock to purchasers on or about February 10, 2025.

Sole Bookrunner

Canaccord Genuity

The date of this prospectus supplement is February 7, 2025.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to an offering of our common stock. Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement. These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to, updates and changes information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. To the extent the information contained in this prospectus supplement differs from or conflicts with the information contained in the accompanying prospectus or any document incorporated by reference herein and therein having an earlier date, the information in this prospectus supplement will control. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference into this prospectus supplement and the accompanying prospectus - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not, and the underwriter has not, authorized anyone to provide you with information different from that which is contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. Neither we, nor the underwriter, take any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus.

You should assume that the information contained in this prospectus supplement is accurate as of the date on the front cover of this prospectus supplement only and that any information we have incorporated by reference or included in the accompanying prospectus is accurate only as of the date given in the document incorporated by reference or as of the date of the accompanying prospectus, as applicable, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed as exhibits to the registration statement of which the prospectus is a part or as exhibits to documents incorporated by reference herein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

We may from time to time provide estimates, projections and other information concerning our industry, the general business environment, and the markets for certain diseases, including estimates regarding the potential size of those markets and the estimated incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events, circumstances or numbers may differ materially from the information included or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus and the documents incorporated by reference into this prospectus supplement. Unless otherwise expressly stated, we obtained this industry, business information, market data, prevalence information and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data, and similar sources, in some cases applying our own assumptions and analysis that may, in the future, prove not to have been accurate.

When we refer to “Neuronetics,” “STIM,” “we,” “our,” “us” and the “Company” in this prospectus supplement and the accompanying prospectus, we mean Neuronetics, Inc., and its wholly owned subsidiaries unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

“STIM,” the Neuronetics logo and other trademarks, trade names or service marks of Neuronetics, Inc. appearing in this prospectus supplement and the accompanying prospectus are the property of Neuronetics, Inc. or its subsidiaries. All other trademarks, trade names and service marks appearing in this prospectus supplement and the accompanying prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement and the accompanying prospectus may be referred to without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and tradenames.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us, our business and this offering highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus or incorporated in this prospectus supplement and the accompanying prospectus by reference. This summary does not contain all of the information you should consider before deciding to invest in our common stock. You should carefully read this entire prospectus supplement, the accompanying prospectus, and each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” on page S-11 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

The Company

Neuronetics, Inc. believes that mental health is as important as physical health. As a global leader in neuroscience, Neuronetics is delivering more treatment options to patients and healthcare providers by offering exceptional in-office treatments that produce extraordinary results. NeuroStar Advanced Therapy is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. In addition to selling the NeuroStar Advanced Therapy System and associated treatment sessions to customers, Neuronetics operates Greenbrook TMS Inc., or Greenbrook, treatment centers across the United States, offering NeuroStar Advanced Therapy, or NeuroStar, for the treatment of major depressive disorder, or MDD, and other mental health disorders. The Company acquired Greenbrook, a leading provider of mental healthcare services, pursuant to an Arrangement Agreement on December 9, 2024. NeuroStar is a leading transcranial magnetic stimulation, or TMS, treatment for MDD in adults, with more than 7.1 million treatments delivered, and is backed by what we believe is the largest clinical data set of any TMS treatment system for depression, including the world’s largest depression outcomes registry. Greenbrook treatment centers also offer SPRAVATO® to treat adults with treatment-resistant depression or depressive symptoms in adults with MDD with acute suicidal ideation or behavior. Greenbrook has provided more than 1.76 million treatments to over 53,000 patients struggling with depression and other mental health disorders.

NeuroStar is a non-drug, noninvasive treatment that can improve the quality of life for people suffering from neurohealth conditions when traditional medication has not helped. NeuroStar is indicated for the treatment of depressive episodes and for decreasing anxiety symptoms for those who may exhibit comorbid anxiety symptoms in adult patients suffering from MDD and who failed to achieve satisfactory improvement from previous antidepressant medication treatment in the current episode. It is also cleared by the U.S. Food and Drug Administration, or FDA, as an adjunct for adults with obsessive-compulsive disorder and for adolescent patients aged 15-21 with MDD. Neuronetics is committed to transforming lives by offering an exceptional treatment that produces extraordinary results. For safety and prescribing information, visit www.neurostar.com.

Neuronetics designed the NeuroStar Advanced Therapy System as a non-invasive therapeutic alternative to treat patients who suffer from MDD and to address many of the key limitations of existing treatment options. Neuronetics believes its NeuroStar Advanced Therapy System provides Neuronetics’ healthcare provider customers and their patients with several benefits, including clinically demonstrated response and remission with durable results, a demonstrated safety profile with limited treatment-emergent side effects and high patient adherence. Additionally, NeuroStar Advanced Therapy System was designed to provide a precise and reproducible office-based therapy that is efficient and convenient. Neuronetics’ therapy is delivered without general anesthesia or sedation, enabling the patient to drive and resume normal activities immediately following each treatment session. Neuronetics couples its product’s clinical benefits with significant practice development resources, on-site clinical training and reimbursement and service support to help Neuronetics’ healthcare provider customers develop a successful NeuroStar Advanced Therapy System practice. Neuronetics also provides cloud-based practice management solutions that enhance convenience for both healthcare providers and patients. Based on Neuronetics’ commercial data, Neuronetics believes healthcare providers can recoup their initial capital investment in the Neuronetics’ system by providing a standard course of treatment to approximately 12 patients, assuming these patients receive reimbursement from federal healthcare programs or commercial insurance at rates that are similar to what Neuronetics customers have observed for existing and prior patients. Neuronetics estimates that its healthcare provider customers can generate approximately $9,000 of average revenue per commercially insured patient for a standard course of treatment, which may provide meaningful incremental income to their practices. Neuronetics believes that the NeuroStar Advanced Therapy System coupled with these advantages offer significant improvement over competing TMS, which lack the ability to reproduce consistent treatments, significant clinical data from randomized outcome trials, practice development resources, and a cloud-based practice management system.

Greenbrook TMS Inc.

Neuronetics entered into an Arrangement Agreement on August 11, 2024 with Greenbrook, pursuant to which Neuronetics agreed to acquire all of the issued and outstanding common shares of Greenbrook pursuant to a plan of arrangement under the Business Corporations Act (Ontario), or the Arrangement. The Arrangement became effective on December 9, 2024. Greenbrook is now a wholly-owned subsidiary of Neuronetics.

Currently operating through 95 company-operated treatment centers, or Treatment Centers, and company-supported healthcare provider practice groups, Greenbrook is a leading provider of TMS and SPRAVATO (esketamine nasal spray), FDA-cleared, non-invasive therapies for the treatment of MDD and other mental health disorders, in the United States. TMS therapy provides local electromagnetic stimulation to specific brain regions known to be directly associated with mood regulation. SPRAVATO is offered to treat adults with treatment-resistant depression and to treat depressive symptoms in adults with MDD with suicidal thoughts or actions. Greenbrook has provided more than 1.76 million treatments to over 53,000 patients struggling with depression. Greenbrook has identified the following key opportunity drivers for Greenbrook’s business:

•	the safety and efficacy of TMS as a treatment option for patients suffering from MDD and obsessive-compulsive disorder;

•	the growing societal awareness and acceptance of depression as a treatable disease and a corresponding reduction in stigma surrounding depression, seeking treatment and mental health issues generally;

•	the growing acceptance, but under-adoption, of TMS;

•	the poor alignment of TMS treatment with traditional practices of psychiatry which created an opportunity for a new, differentiated service channel;

•	the fragmented competitive landscape for TMS, which provides an opportunity for consolidation; and

•	the track record of success by the Greenbrook management team in multi-location, center-based healthcare service companies.

Beginning in 2021, Greenbrook commenced its roll-out of SPRAVATO therapy in Treatment Centers to treat treatment-resistant depression in adults and depressive symptoms in adults with MDD with acute suicidal ideation or behavior. Currently, Greenbrook offers SPRAVATO at 69 Treatment Centers within its operating network as of the date of this prospectus supplement.

In late 2023, Greenbrook commenced the facilitation of medication management at select Treatment Centers, building on the long-term business plan of utilizing Treatment Centers as platforms for the delivery of innovative treatments to patients suffering from MDD and other mental health disorders. Greenbrook believes that becoming a more comprehensive mental healthcare provider will allow it to provide greater access to those suffering from MDD and other mental health disorders.

In 2023 and 2024, Greenbrook implemented a restructuring plan in an effort to continue to accelerate its path to achieve sustainable profitability and long-term growth. As a result of the restructuring plan, Greenbrook closed dozens of underperforming Treatment Centers. Greenbrook believes that the remaining 95 Treatment Centers provide a strong foundation to innovate and develop new product lines, further enhancing access and quality of care to those suffering from MDD and other mental health disorders.

After Greenbrook opened its first Treatment Center in 2011 in Tysons Corner in Northern Virginia, it has grown to control and operate a network of outpatient mental health service centers that specialize in TMS treatment across the United States. Greenbrook offers Treatment Centers in convenient locations to provide easy access to patients and clinicians. As of the date of this prospectus supplement, Greenbrook owns and operates 95 Treatment Centers in the Commonwealths of Massachusetts and Virginia and the States of Alaska, California, Connecticut, Florida, Illinois, Maryland, Michigan, Missouri, North Carolina, Ohio, Oregon, South Carolina and Texas.

Greenbrook’s regional model seeks to develop leading positions in key markets and to leverage operational efficiencies by combining smaller local Treatment Centers within a region under a single shared regional management infrastructure. Management regions typically cover a specific metropolitan area that meets a requisite base population threshold. The management region is typically defined by a manageable geographic area that facilitates the use of regional staff working across the various Treatment Center locations within the management region and creates a marketing capture area that allows for efficiencies in advertising costs. Management regions often have similar economic characteristics and are not necessarily defined by state lines, other geographic borders, or differentiating methods of services delivery, but rather are defined by a functional management area.

Corporate Information

Neuronetics was originally formed as NeuroNetics, LLC, a limited liability company formed in the State of Delaware on July 3, 2001. NeuroNetics, LLC filed a Certificate of Conversion and its original Certificate of Incorporation with the State of Delaware to convert to a corporation on April 2, 2003. Neuronetics’ common stock has been publicly traded on The Nasdaq Global Market, or Nasdaq, under the symbol “STIM” since June 28, 2018.

Our primary executive offices are located at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355 and our telephone number is (610) 640-4202. Our website address is www.neurostar.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement, and you should not consider any information contained in, or that can be accessed through, our website as part of this prospectus supplement or in deciding whether to purchase our common stock.

For further information about Neuronetics’ business and operations, see the section titled “Business” in Neuronetics’ Annual Report on Form 10-K for its fiscal year ended December 31, 2023.

Recent Developments

Acquisition of Greenbrook

Neuronetics entered into an Arrangement Agreement on August 11, 2024 with Greenbrook, pursuant to which the Company agreed to acquire all of the issued and outstanding common shares of Greenbrook pursuant to the Arrangement. The Arrangement became effective as of December 9, 2024. As a result, Greenbrook is now a wholly-owned subsidiary of Neuronetics.

See the section titled “The Company—Greenbrook TMS Inc.” for a description of the business of Greenbrook.

Preliminary Fourth Quarter 2024 Results

Preliminary combined consolidated unaudited operating results for the twelve and three months ended December 31, 2024 is as follows:

•	Revenue for the twelve and three months ended December 31, 2024 is estimated to be $74.5 million and $22.1 million, respectively.

The above information is preliminary financial information as of and for the twelve and three months ended December 31, 2024 and is subject to completion. The unaudited, estimated results as of and for the twelve and three months ended December 31, 2024 are preliminary and were prepared by our management, based upon our estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, quarter-end closing procedures or adjustments, the completion of our interim financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, we have not completed our financial closing procedures for the twelve and three months ended December 31, 2024, and our actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by us, our management, or the underwriter as to our actual results as of and for the twelve and three months ended December 31, 2024. In addition, our independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of our financial statements and related notes as of and for the twelve and three months ended December 31, 2024, we may identify items that would require us to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by our auditors. See the sections titled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” for additional risks relating to this preliminary financial information and factors.

Risk Factor Summary

An investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks, including risks relating to this offering, risks related to our business, and risks related to government regulation. Set forth below is a high-level summary of some, but not all, of these risks. Please read the information in the section titled “Risk Factors” in this prospectus supplement for a more thorough discussion of these and other risks.

Risks Related to this Offering

•	You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

•	Your ownership may be diluted which may adversely affect the future market price of our common stock.

•	We have not reported financial results for the combined business since closing of the Arrangement, and our estimates and projections for the business may prove to be inaccurate.

Risks related to the Company’s Business

•	The combination with Greenbrook may be more difficult, costly or time-consuming than expected.

•	The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the Company’s financial condition or results of operations following the Arrangement.

•	The Company may never achieve profitability or generate positive cash flow.

•	Significant demands have been placed on the Company as a result of the integration of Greenbrook.

•	Neuronetics’ revenue has been concentrated among a small number of customers, and the Arrangement may impact Neuronetics’ relationship with competitors of Greenbrook.

•	Madryn Asset Management, LP, or Madryn, may exert substantial influence over the Company’s business, and the interest of Madryn may conflict with those interests of other stockholders.

•	The Company’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

•	Failure to timely or accurately bill for services could have a negative impact on our revenue and cash flow. We have had difficulty processing claims.

•

Any failure to make these lease payments when due, or the inability to extend, renew or continue to lease space and equipment in key locations, would likely harm our business, profitability and results of operations. We have been late in making certain lease payments.

•	We may be subject to fines, penalties, and other sanctions if we fail to comply with laws governing our business.

•

Our ability to obtain SPRAVATO from our suppliers on a timely basis at competitive costs could suffer as a result of events that adversely affect our suppliers or cause disruptions in their businesses.

•	We may incur increased costs if third-party payors impose additional requirements related to the provision of services at our Treatment Centers.

•

Technological change in our industry or novel drug treatments for MDD could reduce the demand for our services or require us to incur significant cost to incorporate new technology into our Treatment Centers.

•	If there is a reduction in reimbursement rates by insurance providers, our revenues, earnings and cash flows would be substantially reduced.

•	If we lose clinicians, our financial results could be adversely affected.

•	As a U.S. public company, we may be subject to securities litigation, which is expensive and could divert our management’s attention.

•

Tariffs implemented by the new presidential administration could adversely affect our business and financial results, if we are not able to sufficiently offset increased supply prices caused by any such tariffs.

•	If Greenbrook’s actual financial results materially differ from its reported financial statements, our future profitability, cash flows and stock price could be adversely affected.

Risks Related to Government Regulation

•	As a result of the Arrangement, the Company may be subject to additional federal, state and foreign fraud and abuse laws, health information privacy and security laws and transparency laws.

•

If we are unable to achieve and maintain adequate levels of third-party payer coverage and reimbursement for any product we may offer, on reasonable pricing terms, the Company may not be paid for products that have been administered to patients.

•

Our products and operations are subject to extensive government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

•	We may not receive the necessary regulatory clearances or approvals to market our future products or other proposed indications for our products in the future.

•

Modifications to our products may require new 510(k) clearances de novo classification, or PMAs, and may require us to cease marketing or recall the modified products until clearances or approvals are obtained.

•

Our products must be manufactured in accordance with federal and state regulations, and we could be forced to recall our installed systems or terminate production if we fail to comply with these regulations.

•

If treatment guidelines for the clinical conditions we are targeting change or the standard of care evolves, we may need to redesign and seek new marketing authorization from the FDA for one or more of our products.

•

The misuse or off-label use of our products may harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies.

•	Our products may cause or contribute to adverse medical events that we are required to report to the FDA.

•

If we or our distributors do not obtain and maintain international regulatory registrations or approvals for our products, we will be unable to market and sell our products outside of the United States. We may decide not to maintain our CE Mark.

•	Regulatory and compliance requirements associated with our billing and collections system could have a material adverse effect on our revenues, cash flows and operating results.

•	We may become subject to professional malpractice liability, which could be costly and negatively impact our business.

•

The effect of the uncertainty relating to potential future changes to U.S. healthcare laws may increase our and our clinical partners’ and contractors’ healthcare costs, limit the ability of patients to obtain health insurance, increase patients’ share of healthcare costs and negatively impact our financial results.

•	Because of our U.S. operations, we could be adversely affected by violations of federal Anti-Kickback Statute and/or other fraud and abuse laws.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain scaled disclosure obligations. We will remain a smaller reporting company until the last day of the fiscal year in which (1) the aggregate value of our voting and non-voting common stock held by non-affiliates equaled or exceeded $250.0 million on the last business day of our second fiscal quarter, or (2) our annual revenues equaled or exceeded $100.0 million during such completed fiscal year and the value of our voting and non-voting common stock held by non-affiliates equaled or exceeded $700.0 million measured on the last business day of our second fiscal quarter.

THE OFFERING

Common stock to be offered by us	8,000,000 shares of our common stock.

Underwriter’s option to purchase additional shares from us	We have granted the underwriter an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 1,200,000 shares of our common stock from us at the public offering price, less the underwriting discounts and commissions.

Common stock to be outstanding after this offering	38,317,380 shares of common stock (or 39,517,380 shares if the underwriter exercises its option to purchase additional shares in full).

Use of proceeds	We estimate that the net proceeds from this offering will be approximately $16.355 million, or approximately $18.893 million if the underwriter exercises its option to purchase additional shares in full, after deducting underwriting discounts and commissions and offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes, including but not limited to sales and marketing, research and development activities, financing of potential acquisitions or establishment of healthcare practices, purchases of inventory, general and administrative matters, working capital and capital expenditures. See the section titled “Use of Proceeds” on page S-36 of this prospectus supplement.

Risk factors	Investing in our common stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-11 of this prospectus supplement and other information included and incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.

Indications of interest	Certain of our directors have indicated an interest in purchasing shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares in this offering. The underwriting discount for any shares sold to these potential investors in the offering will be the same as the underwriting discount for the shares sold to the public.

Nasdaq Global Market symbol	“STIM”

The number of shares of common stock that will be outstanding after this offering is based on 30,317,380 shares of common stock outstanding as of September 30, 2024, and excludes the following:

•	25,304,971 shares of our common stock that were issued as of December 9, 2024 in connection with the consummation of the acquisition of Greenbrook;

•	1,238,527 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $3.75 per share;

•	2,880,439 shares of our common stock issuable upon the vesting and settlement of service-based restricted stock units outstanding as of September 30, 2024;

•	395,000 shares of our common stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding as of September 30, 2024;

•	1,146,000 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $1.10 per share; and

•

851,789 shares of our common stock reserved for future issuance under our 2018 Equity Incentive Plan and 2020 Inducement Plan as of September 30, 2024 as well as any annual increases in the number of shares of our common stock reserved for future issuance pursuant to the 2018 Equity Incentive Plan and 2020 Inducement Plan;

•	in addition, in connection with the consummation of the acquisition of Greenbrook:

•	the Company increased the shares of common stock issuable under our 2018 Equity Incentive Plan by 3,500,000 shares;

•	the Company increased the shares of common stock issuable under our 2020 Inducement Plan by 1,280,460 shares; and

•	the Company issued a warrant exercisable into 600,000 shares of our common stock; and

•	the Company also anticipates making its annual equity award grants representing approximately 780,000 shares under the 2018 Equity Incentive Plan on or about February 5, 2025.

Unless otherwise indicated, all information in this prospectus supplement:

•	assumes no exercise of the outstanding options or warrants described above; and

•	assumes no exercise by the underwriter of its option to purchase additional shares from us.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. You should carefully consider the risk factors included in Greenbrook’s most recent Annual Report on Form 10-K, our most recent Annual Report on Form 10-K, as well as in our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities and Exchange Act of 1934, as amended, or the Exchange Act. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

Risks Related to This Offering

Our preliminary financial estimates represent management’s current estimates and are subject to change.

The preliminary financial information contained in “Prospectus Supplement Summary—Recent Developments—Preliminary Fourth Quarter Results” represents only preliminary estimates and is based on information available to management as of the date of this prospectus supplement and these estimates could change. Our actual financial results as of, and for the three and twelve months ended, December 31, 2024 are subject to the completion of our financial statements as of such date, and for such periods. Such actual financial results will not be available until after this offering is completed and, consequently, will not be available to you prior to investing in this offering. Our actual financial results as of, and for the three and twelve months ended, December 31, 2024 may differ materially from the preliminary financial results we have provided as a result of completion of our final adjustments, review by our independent registered public accountants and other developments arising between now and the time that our financial results for such periods are finalized. Our independent registered public accountants have not audited or completed their review with respect to such preliminary estimates and, accordingly, do not express an opinion or any other form of assurance with respect thereto. Complete results as of, and for the three and twelve months ended, December 31, 2024 will be included in our Annual Report on Form 10-K for the annual period ended December 31, 2024. See the other risks described in this section and “Cautionary Note Regarding Forward-Looking Statements” for additional information regarding factors that could result in differences between these preliminary and the actual financial results we will report as of, and for the three and twelve months ended, December 31, 2024.

Management will have broad discretion over the use of the proceeds from this offering, and may not use the proceeds effectively.

Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement titled “Use of Proceeds.” Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value. Pending use, we may invest any net proceeds from this offering in a manner that does not produce income or loses value. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could harm our business and cause the price of our common stock to decline. Please see the section titled “Use of Proceeds” on page S-36 of this prospectus supplement for further information.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

If you purchase our common stock in this offering, you will incur an immediate dilution of 1.58 in net tangible book value (deficit) per share from the price you paid, based on the public offering price of $2.25 per share and no exercise of the underwriter’s option to purchase additional shares. The exercise of outstanding options or warrants, and vesting and settlement of service-based restricted stock units and performance-based restricted stock units will result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”

Issuances of shares of common stock or securities convertible into or exercisable for shares of common stock following this offering, as well as the exercise of options and warrants, will dilute your ownership interests and may adversely affect the future market price of our common stock.

We may need additional capital to fund the development, production and marketing of our products and services. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted. In addition, as of December 31, 2024, there were options to purchase 1,237,096 shares of our common stock outstanding at a weighted-average exercise price of $3.75, 3,555,588 shares of our common stock issuable upon the vesting and settlement of service-based restricted stock units outstanding, 1,700,000 shares of our common stock issuable upon the vesting and settlement of performance-based restricted stock units and 1,725,000 shares of our common stock issuable upon the exercise of warrants outstanding as of December 31, 2024, with a weighted-average exercise price of $0.94 per share. If these securities are exercised, you may incur further dilution. Moreover, to the extent that we issue additional options to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

The market price and trading volume of our stock may be volatile.

The price of our common stock has been, and may continue to be, volatile. Even though our common stock is listed on Nasdaq, an active trading market for our common stock may not be sustained. The lack of an active trading market may impair the value of your shares and your ability to sell your shares at the time you wish to sell them. An inactive trading market may also impair our ability to raise capital by selling shares of our common stock and enter into strategic partnerships or acquire other complementary products, technologies or businesses by using shares of our common stock as consideration. Furthermore, there can be no guarantee that we will continue to satisfy the continued listing standards of Nasdaq. For instance, in October 2024, we received notice from Nasdaq that the Company did not meet Nasdaq’s minimum bid price requirement under Listing Rule 5450(a)(1) for the continued listing of our common stock. Although we regained compliance with such rule in November 2024, if we fail to satisfy the continued listing standards in the future, we could be de-listed, which would have a material and negative effect on the price of our common stock.

We cannot predict the prices at which our shares of common stock may trade. The market price of our common stock is likely to be highly volatile and may fluctuate substantially due to many factors, including:

•	the volume and timing of sales of our products;

•	the introduction of new products or product enhancements by us or others in our industry;

•	disputes or other developments with respect to our or others’ intellectual property rights;

•	our ability to develop, obtain regulatory clearance for, and market new and enhanced products on a timely basis;

•	product liability claims or other litigation;

•	quarterly variations in our results of operations or those of others in our industry;

•	media exposure of our products or of those of others in our industry;

•	changes in governmental regulations or in reimbursement;

•	changes in earnings estimates or recommendations by securities analysts;

•	sales of shares of our common stock by us, insiders or our stockholders;

•	broad trends impacting companies within the pharmaceutical, biotechnology and medical technology industries; and

•

general market conditions and other factors, including the current state of the credit and capital markets, natural disasters and other calamities, including global pandemics such as the COVID-19 pandemic, or macroeconomic factors such as geopolitical tensions or the outbreak of hostilities or war.

In recent years, the stock markets generally have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Broad market and industry factors may significantly affect the market price of our common stock, regardless of our actual operating performance.

In addition, in the past, class action litigation has often been instituted against companies whose securities have experienced periods of volatility in market price. Securities litigation brought against us following volatility in our stock price, regardless of the merit or ultimate results of such litigation, could result in substantial costs, which would hurt our financial condition and operating results and divert management’s attention and resources from our business.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future; therefore, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We have never declared or paid any cash dividends on our common stock and do not intend to do so in the foreseeable future. We currently intend to retain all available funds and any future earnings to finance the growth and development of our business. In addition, the terms of our credit agreements contain, and the terms of any future credit agreements we may enter into may contain, terms prohibiting or limiting the amount of dividends that may be declared or paid on our common stock. As a result, capital appreciation, if any, of our common stock will be your sole source of gain for the foreseeable future.

We may need to raise additional capital to fund our existing commercial operations, develop and commercialize new products and expand our operations.

The medical device and healthcare services business are cash intensive. Access to capital, if available, can be expensive and limited. As a result, we do not operate with a large cash reserve. If our available cash balances, potential future borrowing capacity, and anticipated cash flow from operations are insufficient to satisfy our liquidity requirements, including because of lower demand for our products as a result of the risks described in this prospectus supplement, we may seek to sell common or preferred equity or debt securities, enter into an additional credit facility or another form of third-party funding or seek other debt financing.

Additional capital may not be available to us at such times or in the amounts we need. Even if capital is available, it might be available only on unfavorable terms. Any issuance of additional equity or equity-linked securities could be dilutive to our existing stockholders, and any new equity securities could have rights, preferences and privileges superior to those of holders of our common stock, including the shares of common stock sold in this offering. Debt financing, if available, may involve covenants further restricting our operations or our ability to incur additional debt, pay dividends, repurchase our stock, make investments and engage in merger, consolidation or asset sale transactions. If we raise additional funds through collaboration and licensing arrangements with third parties, it may be necessary to relinquish or license some rights to our technologies or products, on terms that are not favorable to us. If access to sufficient capital is not available as and when needed, our business will be materially impaired and we may be required to cease operations, curtail one or more product development or commercialization programs, significantly reduce expenses, sell assets, seek a merger or joint venture partner, file for protection from creditors or liquidate all our assets.

We have not reported financial results for the combined business since closing of the Arrangement, which was effective as of December 9, 2024, and have a limited history of operating as a combined business. Accordingly, our estimates and projections for the combined business may prove to be inaccurate.

As described above, we consummated the Arrangement on December 9, 2024, pursuant to which we acquired Greenbrook. As a result, our company now operates on a combined basis. However, we have not yet reported any financial results reflecting the combined businesses and have a limited of history of operating as a combined business.

There are judgments and estimates in accounting for our operations and these judgments and estimates could be different for the combined company. When we prepare the financial statements for the combined company, the estimates could be different than those used historically which could cause the final results to be different than anticipated.

In addition, we may not realize all of the synergies and benefits anticipated from the Arrangement. We may also experience challenges with integrating the businesses that could result in unanticipated costs or management distraction.

As a result of the foregoing, our estimates and projections for the performance of the combined business may be different than forecasted. For example, while we previously projected to be cash flow positive by the third quarter of 2025, there can be no assurances that this projection will be correct. If the assumptions, judgments and estimates underlying the projection are not consistent with actual results, the Company may not be cash flow positive until later date than what is currently anticipated, if at all. Similarly, our other projections and forecasts may change based on a number of factors, which could materially harm our business, revenues and results of operation.

Risks Related to the Company’s Business

The business and operations of the combined company of Neuronetics and Greenbrook will be subject to the risks described in the documents of Greenbrook incorporated by reference in this prospectus supplement, including, without limitation, the risks described in Greenbrook’s Annual Report on Form 10-K for the period ended December 31, 2023, Greenbrook’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 and any subsequent SEC filings of Greenbrook or Neuronetics that are incorporated by reference herein, and certain unexpected, unforeseen or unknown risks. The Company’s business, financial condition, results of operations and cash flows could be materially adversely affected by any of these risks. The market or trading price of Neuronetics’ securities could decline due to any of these risks. Additional risks not presently known to the Company or that the Company currently considers immaterial may also prove to be material and may impair the Company’s business and operations. In addition to risks associated with Greenbrook’s and Neuronetics’ business and operations, the following additional risks are associated with the Company.

The combination with Greenbrook may be more difficult, costly or time-consuming than expected, and the combined company may fail to realize the anticipated benefits of the Arrangement.

The success of the Arrangement will depend, in part, on the ability to realize the anticipated revenue and cost synergies from combining the businesses of Neuronetics and Greenbrook. To realize the anticipated revenue and cost synergies from the Arrangement, we and Greenbrook must successfully integrate and combine businesses in a manner that permits those revenue and cost synergies to be realized without adversely affecting current revenues and future growth. If we are not able to successfully achieve these objectives, the anticipated benefits of the Arrangement may not be realized fully or at all or may take longer to realize than expected. In addition, the revenue and cost synergies of the Arrangement could be less than anticipated, and integration may result in additional and unforeseen expenses.

The pro forma financial statements are presented for illustrative purposes only and may not be an indication of the Company’s financial condition or results of operations following the Arrangement.

The pro forma financial statements incorporated herein were presented for illustrative purposes only and may not be an indication of the Company’s financial condition or results of operations following the

Arrangement for a number of reasons. For example, the pro forma financial statements have been derived from the historical financial statements of Greenbrook and Neuronetics and certain adjustments and assumptions have been made regarding the Company after giving effect to the Arrangement. The information upon which these adjustments and assumptions have been made is preliminary, and these types of adjustments and assumptions are difficult to make with complete accuracy. Moreover, the pro forma financial statements do not reflect all costs that are expected to be incurred by the Company in connection with the Arrangement. As a result, the actual financial condition and results of operations of the Company following the Arrangement may not be consistent with, or evident from, these pro forma financial statements. In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate, and other factors may affect the Company’s financial condition or results of operations following the Arrangement. Any potential decline in the Company’s financial condition or results of operations may cause a significant decrease in the trading price of our common stock.

Each of Greenbrook and Neuronetics have a history of losses, and the Company may never achieve profitability or generate positive cash flow.

Greenbrook had net loss of $48.9 million for the year ended December 31, 2023 and net loss of $87.7 million for the year ended December 31, 2022. Neuronetics had net loss of $30.2 million for the year ended December 31, 2023 and net loss of $37.2 million for the year ended December 31, 2022. The Company may never achieve profitability or generate positive cash flow, which could cause the Company to curtail its operations and could adversely affect your investment.

The Company may not realize the anticipated benefits of the Arrangement.

Achieving the benefits of the Arrangement depends in part on the ability of the Company to effectively capitalize on its scale, scope and leadership, to realize the anticipated operating synergies, and to maximize the potential of its growth opportunities. A variety of factors, including those risk factors set forth in this prospectus supplement and the documents incorporated by reference herein, may adversely affect the ability to achieve the anticipated benefits of the Arrangement.

The Company may be required to seek additional indebtedness.

The Company may be required to draw down or incur additional indebtedness under its credit facility or other sources of debt financing, if available. The additional indebtedness will increase the interest payable by the Company from time to time until such amounts are repaid, which will represent an increase in the Company’s cost and a potential reduction in its income. In addition, the Company may need to find additional sources of financing to repay this amount when it becomes due. The Company may not be able to secure suitable financing.

Significant demands have been placed on the Company as a result of the integration of Greenbrook.

As a result of the pursuit and completion of the Arrangement, significant demands have been placed on the managerial, operational and financial personnel and systems of the Company. The Company cannot provide any assurance that management of Neuronetics and the operations teams of Neuronetics and Greenbrook will be adequate to support the expansion of operations and associated increased costs and complexity following and resulting from the consummation of the Arrangement. The future operating results of the Company will be affected by the ability of its officers and key employees to manage changing business conditions, integrate the acquisition of Greenbrook and implement a new business strategy that includes expanding Neuronetics therapeutic offerings to include esketamine nasal spray.

Neuronetics’ revenue has been concentrated among a small number of customers, and the Arrangement may impact Neuronetics’ relationship with competitors of Greenbrook.

A significant amount of Neuronetics’ revenue is derived from a limited number of customers, including current competitors of Greenbrook. Any material non-payment or non-performance by one of these customers, a significant downturn or deterioration in the business or financial condition of any of these customers, or any other event significantly negatively impacting a contractual relationship with one of these customers could adversely affect the financial condition and results of operations of the Company.

Prior to the Arrangement, Greenbrook was Neuronetics’ largest customer, and revenue derived from Greenbrook will now be consolidated in the Company’s financial statements.

There is a concentration of ownership of our common stock by Madryn Asset Management, LP, or Madryn, and Madryn may exert substantial influence over the Company’s business, and the interest of Madryn may conflict with those interests of other stockholders.

Madryn and its affiliates own approximately 43.6% of our outstanding common stock. Madryn has the right to appoint, and has appointed, two directors to the board. Based on Madryn’s representation on the board and ownership position, Madryn is able to exert substantial influence over the Company’s business. Additionally, the interests of Madryn may be different from or conflict with the interests of the other stockholders. This concentration of voting power with Madryn could delay, defer, or prevent a change of control, entrench management and the board, or delay or prevent a merger, consolidation, takeover, or other business combination involving the Company on terms that other stockholders may desire. In addition, conflicts of interest could arise in the future between the Company, on the one hand, and Madryn, on the other hand, concerning potential competitive business activities, business opportunities, the issuance of additional securities and other matters.

The Company’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of our common stock.

Our common stock is currently listed on Nasdaq. To maintain the listing of our common stock on Nasdaq, the Company will be required to meet Nasdaq’s continued listing requirements, including, among others, a minimum bid price of $1.00 per share, or the Minimum Bid Price Requirement.

If the Company fails to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the Minimum Bid Price Requirement, Nasdaq may take steps to delist our common stock, which could have a materially adverse effect on the Company’s ability to raise additional funds as well as the price and liquidity of our common stock. For instance, in October 2024, we received notice from Nasdaq that the Company did not meet Nasdaq’s minimum bid price requirement under Listing Rule 5450(a)(1) for the continued listing of our common stock. Although we regained compliance with such rule in November 2024, if we fail to satisfy the continued listing standards in the future, we could be de-listed, which would have a material and negative effect on the price of our common stock.

Such a delisting would likely have a negative effect on the price of our common stock and would impair the Company’s ability to sell or purchase our common stock when it wishes to do so. In the event of a delisting, the Company could not provide assurances that any action taken by the Company to restore compliance with listing requirements would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Minimum Bid Price Requirement, or prevent future non-compliance with Nasdaq’s listing requirements.

Failure to timely or accurately bill for services could have a negative impact on our revenue and cash flow. We have had difficulty processing claims.

Billing for healthcare services is an important and complex aspect of our business. We have experienced, and will continue to experience, challenges collecting payments for the procedures we perform. If there are defects in the billing system, we may experience difficulties in our ability to successfully bill and collect for services rendered, including a delay in collections, a reduction in the amounts collected, increased risk of retractions from and refunds to commercial and government payors, an increase in uncollectible accounts receivable and noncompliance with reimbursement regulations, any or all of which could have a material adverse effect on our revenues, cash flows and operating results.

We bill numerous and varied payors, such as Medicare, non-Medicare government insurance plans, commercial payors and self-pay patients on behalf of healthcare provider practices pursuant to applicable services agreements. These different payors typically have different billing requirements that must be satisfied prior to receiving payment for services rendered. Reimbursement is typically conditioned on our documenting medical necessity, the appropriate level of service and correctly applying diagnosis codes. Incorrect or incomplete documentation and billing information could result in denial of reimbursement or non-payment for services rendered for the related receivable, as well as repayment obligations, pre-payment requirements, civil or criminal penalties, or exclusion from healthcare reimbursement programs. We have approximately $1.2 million of alleged overpayments to the United States Department of Health and Human Services, Centers for Medicare and Medicare Services, or CMS.

Additional factors that could complicate our ability to timely or accurately bill payors include:

•	complexity of procedures, and changes in procedures, for electronic processing of insurance claims;

•

the complicated nature of determining patients’ insurance benefits, securing prior authorizations from third-party payors for treating patients, properly coding and providing accurate data for us to process insurance claims;

•	cumbersome nature of manual processes at payors for processing claims where electronic processing is not possible;

•	pricing or reimbursement differences between our fee schedules and those of the payors;

•	changes in or questions about how products are to be identified in the requisitions;

•	disputes between payors as to which party is responsible for payment;

•	disparity in coverage among various payors;

•	difficulties of adherence to specific compliance requirements and procedures mandated by various payors, including without limitation payor delays in reviewing provider credentialing applications;

•	patients’ unwillingness or inability to pay their insurance co-pays, co-insurance and deductibles.

•	failure of information systems and processes to submit and collect claims in a timely manner;

•	variation in coverage for similar services among various payors;

•	our reliance on third parties, whom we do not control, to provide billing services;

•	the difficulty of adherence to specific compliance requirements and other procedures mandated by various payors;

•	failure to obtain proper provider credentialing and documentation in order to bill various payors; and

•	failure to collect patient balances due to economic conditions or other unknown reasons.

To the extent that the complexity associated with billing for healthcare services we provide causes delays in our cash collections, we may experience increased carrying costs associated with the aging of our accounts receivable, as well as increased potential for bad debt expense. Additionally, failure to collect amounts owed by individual patients may expose the Company to risk under federal beneficiary inducement laws, to the extent such failure is interpreted to be intended to influence any patient’s selection of a healthcare provider.

During 2024, Greenbrook in-sourced its revenue cycle management function, which is complicated and time consuming to manage. The integration efforts have exacerbated the impact of certain of the above listed factors. Shortly after closing the Arrangement, we discovered that Greenbrook had not been collecting patient responsibility payments as a result of the changes to our revenue cycle management processes. We have reinstituted patient responsibility payment collections and plan to seek payment for the past unbilled charges, but we may be unable to collect all amounts owed to us. Ultimately, if such issues are not resolved in a timely manner, our cash flows could be impaired and our ability to reach profitability could be limited.

We may be subject to fines, penalties, and other sanctions if we fail to comply with laws governing our business.

Our business operates within a variety of complex regulatory environments, including but not limited to the regulations governing Medicaid and Medicare and accounting standards. If a government audit finds improper or illegal activities by us or we otherwise determine that these activities have occurred, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeiture of profits, suspension of payments, fines, and suspension or disqualification from doing business with the government. Any such determination could adversely impact our ability to operate in one or more jurisdictions. For instance as described above, we are subject to ongoing audits relating to potential overpayments of approximately $1.2 million to CMS, which if adversely determined could have an adverse effect on our operations.

If our operations are found to be in violation of any of the laws and regulations to which we or our healthcare provider practices are subject, we may be subject to penalties associated with the violation, including civil and criminal penalties, damages, fines, exclusion and the curtailment of our operations. Any penalties, damages, fines, exclusion or curtailment of our operations, individually or in the aggregate, could adversely affect our ability to operate our business and our financial results. The risks of our being found in violation of these laws and regulations is increased by the view that many of these laws and regulations are complex, have not been fully interpreted by the regulatory authorities or the courts, and their provisions are open to a variety of interpretations. Any action brought against us for violation of these laws or regulations, even if we successfully defend against it, could result in significant legal expenses and divert our management’s attention from the operation of our business, which could have a material adverse effect on our business, operations and prospects.

Medicare and Medicaid reimbursement rules impose extensive requirements upon healthcare providers that furnish services to Medicare and/or Medicaid beneficiaries, including our healthcare provider practices. Moreover, additional laws and regulations potentially affecting healthcare providers participating in the Medicare and Medicaid programs continue to be promulgated that may impact us in the future. From time to time, in the ordinary course of business, we may conduct internal compliance reviews on behalf of our healthcare provider practices, the results of which may involve the identification of errors in the manner in which our healthcare provider practices submit claims to the Medicare or Medicaid program. Our healthcare provider practices may also be subject to periodic audits by insurance companies, including, but not limited to, those associated with the Medicare or Medicaid program. These reviews may result in the identification of errors in the manner in which we or our healthcare provider practices bill such insurance programs for services, which may result in the receipt of incorrect payments from the insurance companies, including those associated with the Medicare program, that our healthcare provider practices are required to repay. Incorrect payments may subject healthcare provider practices to repayment or pre-billing requirements, which may result in financial loss or administrative delay in obtaining payment. Failure to report and return Medicare overpayments, or otherwise causing the billing of improper claims, can lead to liability under the FCA and associated penalties, including exclusion from Medicare or Medicaid and other federal health care programs. In addition, private payors may on occasion amend their coverage policies in a way that may impact our operations.

As part of our ongoing compliance efforts with these regulatory requirements, we periodically conduct reviews of our healthcare provider practices’ past operations to assess our compliance with such requirements. If and when such reviews demonstrate that there may be a repayment obligation due to the failure to comply with certain regulatory requirements, the Company remedies the deficiency and returns and refunds any Medicare overpayments within the required time periods.

We do not independently own all of our Treatment Centers and are accordingly subject to risks associated with leasing space and equipment, as well as subject to a number of long-term non-cancelable leases with substantial lease payments. Any failure to make these lease payments when due, or the inability to extend, renew or continue to lease space and equipment in key locations, would likely harm our business, profitability and results of operations. We have been late in making certain lease payments.

We do not own any real estate. Instead, we lease all of our retail Treatment Center locations. Accordingly, we are subject to all of the risks associated with leasing, occupying and making tenant improvements to real property, including adverse demographic and competitive changes affecting the location of the property, changes in availability of and contractual terms for leasable space, credit risk in relation to tenant improvement allowances from landlords and potential liability for environmental conditions or personal injury claims.

We currently do not independently own all of our Treatment Centers, and healthcare laws and regulations in the United States may impact our ability to operate or own our Treatment Centers in the future, thereby necessitating the use of partnerships and other management services frameworks. Consequently, we may be required to deal with diverse operating or ownership frameworks. In addition, from time to time, we may decide to use cash to restructure our arrangements with fellow owners, managers or operators of certain of our Treatment Centers.

The success of any Treatment Centers depends substantially upon its location. There can be no assurance that our current Treatment Centers will continue to be desirable in the future, or that we will be able to secure new desirable locations in the future on favorable terms or at all. Treatment Centers, patient conversion and revenues may be adversely affected by, among other things, social and economic conditions in a particular area, competition from nearby treatment centers, out-of-pocket treatment costs, changes in stigma relating to mental health issues, and changing lifestyle choices of patients in a particular market. If we cannot obtain desirable locations at reasonable costs, our cost structure will increase, and our revenues will be adversely affected.

Our existing Treatment Centers are leased from third parties, with typical lease commitments ranging from “month-to-month” to seven years. Some of our lease agreements also have additional renewal options. However, there can be no assurances that we will be able to extend, renew or continue to lease our existing Treatment Centers, or identify and secure alternative suitable locations. In addition to fixed minimum lease payments, most of our leases provide for additional rental payments, including payment of common area maintenance charges, real property insurance, real estate taxes and other charges. Many of our lease agreements have defined escalating rent provisions over the initial term and any extensions. Increases in our occupancy costs and difficulty in identifying economically suitable new Treatment Centers could have significant negative consequences, which include:

•	requiring that a greater portion of our available cash be applied to pay our rental obligations, thus reducing cash available for other purposes and reducing our profitability;

•	increasing our vulnerability to general adverse economic and industry conditions; and

•	limiting our flexibility in planning for, or reacting to changes in, our business.

Our ability to obtain SPRAVATO from our suppliers on a timely basis at competitive costs could suffer as a result of events that adversely affect our suppliers or cause disruptions in their businesses.

Esketamine nasal spray treatments require SPRAVATO to be obtained through three distributors approved by the drug maker. We and our distributors of SPRAVATO may be affected by, among other things, increases in labor and fuel costs, labor disputes and disruptions, regulatory changes, political or economic instability or civil unrest, including terrorist activities, military and domestic disturbances and conflicts, natural disasters, pandemics, trade restrictions, tariffs, currency exchange rates, transport capacity and costs and other factors relating to trade. These factors are beyond our control, may adversely affect us and our suppliers or cause disruptions to their and our businesses and may impact their ability to supply us with SPRAVATO.

Consequently, our ability to provide SPRAVATO treatments to our patients on acceptable terms and within acceptable timelines may be impacted, which could have a material adverse effect on our profitability and results of operations.

Certain insurance companies only provide reimbursement for SPRAVATO under what is referred to as the Buy & Bill model, as opposed to the Administer & Observe model. Under the Administer & Observe model, SPRAVATO is acquired under the patient’s pharmacy benefit without cost to us, and we receive payment for administering the drug and observing the patient. Although we generate more revenue from the Buy & Bill model, it is more capital intensive because we are required to purchase SPRAVATO and bill insurance for the cost of the drug along with our medical services. Unless we have the capacity to front the cash to purchase SPRAVATO while awaiting insurance reimbursement, we are limited in how widely we can implement the Buy & Bill model by the amount of credit, if any, the distributors of SPRAVATO will extend to us. The SPRAVATO distributors are not under any obligation to extend credit to us.

The claims coding requirements for SPRAVATO vary among insurance companies, so the coding process is time consuming and complicated. This impacts the timing and collectability of the SPRAVATO claims we submit to insurance for payment.

We may incur increased costs if third-party payors impose additional requirements related to the provision of services at our Treatment Centers.

Commercial payors, Medicare and other non-Medicare government programs set requirements that must be met for services to be deemed reimbursable. The imposition of additional requirements related to the provision of TMS and/or esketamine nasal spray therapy by commercial insurance plans, Medicare and other non-Medicare government insurance plans that increase the cost or complexity of furnishing these therapies to patients may result in increased costs. For example, certain commercial payors are increasing the levels of clinician supervision that must be provided to patients receiving TMS therapy, thereby restraining our ability to provide patient care when these increased levels of clinician supervision are not available and/or resulting in the incurrence of additional clinician compensation costs for ensuring the requisite level of supervision as a result of these increased requirements. The imposition of such requirements and any additional requirements by third-party payors may impact our revenues and costs, which could materially adversely affect our business, prospects, financial condition, results of operations or cash flows.

If there is a reduction in reimbursement rates by insurance providers, our revenues, earnings and cash flows would be substantially reduced.

Our revenue levels are affected by the percentage of patients with higher-paying commercial insurance coverage. A patient’s insurance coverage may change for a number of reasons, including changes in the patient’s or a family member’s employment status. If there is a significant change in our payor mix, resulting in a reduction in the number of patients with higher-paying commercial insurance plans declining, our revenues, earnings and cash flows could be substantially reduced.

If our Treatment Centers lose clinicians, our financial results could be adversely affected.

Against a backdrop of significant mental health and addiction issues in the United States and an increase in suicide rates, there is an unprecedented demand for clinicians. At times, there has been a shortage of qualified clinicians in some of the regional markets in which we serve. In addition, competition in recruiting clinicians may make it difficult for our healthcare provider practices to maintain adequate levels of clinicians. If a significant number of clinicians terminate their relationships with our practices and those practices are unable to recruit sufficient qualified clinicians to fulfill their obligations under our agreements with them, our ability to maximize the use of our Treatment Centers and our financial results could be materially adversely affected. Neither we, nor our practices, maintain insurance on the lives of any affiliated clinicians.

We are dependent on the timely credentialing of our affiliated clinicians. The lack of availability of properly licensed medical professionals could adversely impact our financial results.

We are responsible for credentialing our existing and new clinicians with all third-party payors (including commercial insurance plans, Medicare and other non-Medicare government insurance), and all of our clinicians need to be credentialed in order to administer TMS therapy, Medication Management, and SPRAVATO at our Treatment Centers. This credentialing process is completed by us, or by a contracted third party, and requires the submission of a substantial amount of documentation necessary to satisfy third-party payors that our clinicians are qualified to perform services intended to be covered by insurance. The amount of time required to complete credentialing varies substantially between payor and region and is largely out of our control. Any delay in completing credentialing will result in a delay in clinicians seeing patients and a concomitant delay in generating revenue. Any failure of our clinicians to maintain credentials and licenses could result in delays in our ability to deliver care to patients, and therefore adversely affect our reputation and our business.

Most insurance companies require that TMS be prescribed and performed by psychiatrists. Certain insurance companies also impose this requirement on the administration of SPRAVATO. The United States faces a shortage of psychiatrists and the number of licensed psychiatrists is shrinking. The lack of available properly licensed medical professionals could limit our growth opportunities and negatively impact our financial results.

These issues also affect other NeuroStar providers and may affect our ability to sell NeuroStar devices and/or Treatment Sessions.

Technological change in our industry or novel drug treatments for MDD could reduce the demand for our services or require us to incur significant cost to incorporate new technology into our centers.

Advances in technology or the development of novel drug treatments for MDD may reduce the demand for our services or result in significant cost to incorporate the new technology into our Treatment Centers. If we are unable to effectively respond to technological advancement, our treatment volumes could decline, which could have a material adverse effect on our revenues, earnings and cash flows.

As a U.S.-public company, we may be subject to securities litigation, which is expensive and could divert our management’s attention.

In the past, public companies that have experienced volatility in the market price of their securities or companies that have completed an acquisition have been subject to various demands, lawsuits, claims and loss contingencies arising in the ordinary course of business by their stockholders. We may be the target of this type of activity in the future. For example, we have in the past received, and may in the future receive, demands for books and records pursuant to Section 220 of the Delaware General Corporation Law. Regardless of the merits or any such claims, various demands, lawsuits, claims and loss contingencies arising in the ordinary course of business could result in substantial costs and divert our management’s attention from other business concerns.

Tariffs implemented by the new presidential administration could adversely affect our business and financial results, if we are not able to sufficiently offset increased supply prices caused by any such tariffs.

The Trump administration has implemented and proposed to implement a number of tariffs, which could likely significantly increase the cost of some of our supplies. Depending on the impact on the cost for our supplies, we may not be able to pass such increased costs on to our customers. If we are unable to pass on such costs, it could adversely affect our business, results and prospects.

If Greenbrook’s actual financial results materially differ from its reported financial statements, our future profitability, cash flows and stock price could be adversely affected.

Greenbrook did not file a quarterly report on Form 10-Q for the quarter ended September 30, 2024, and Greenbrook deregistered with the SEC and is no longer required to file a reports under the Exchange Act.

Accordingly, Greenbrook’s financial statements for the quarter ended September 30, 2024 did not go through the typical independent auditor review procedures required for publicly reporting companies. As a result, actual results could materially differ from such financial statements. If Greenbrook’s actual financial results materially differ from its financial statements for such prior period, our future profitability, cash flows and stock price could be adversely affected.

Risks Related to Government Regulation

As a result of the Arrangement, the Company may be subject to additional federal, state and foreign fraud and abuse laws, health information privacy and security laws and transparency laws, which, if violated, could subject the Company to substantial penalties. Additionally, any challenge to or investigation into the Company’s practices under these laws could cause adverse publicity and be costly to respond to, and thus could harm the Company’s business.

There are numerous U.S. federal and state laws pertaining to healthcare fraud and abuse, including anti-kickback, beneficiary inducement, false claims and transparency laws. The Company’s business practices and relationships with providers, patients and third-party payors will be subject to scrutiny under these laws. The Company may also be subject to patient information privacy and security regulation by both the federal government in addition to the states and foreign jurisdictions in which the Company will conduct its business. The healthcare laws and regulations that may affect the Company’s ability to operate include:

•

Federal beneficiary inducement civil monetary penalties laws prohibit the provision of something of value to influence the selection of a particular provider, supplier or practitioner for items or services reimbursable under the federal Medicare and Medicaid programs. Violations may incur fines or exclusion from billing federal healthcare programs. We believe the Company makes reasonable, good faith efforts to collect amounts owed to the Company. However, amounts owed by individual patients, if not collected, could potentially subject the Company to civil monetary penalties if intended to influence a patient’s selection of a healthcare provider.

•

There are states in which the Company operates that have laws that prohibit business entities from directly practicing medicine, employing physicians or other healthcare professionals to practice healthcare and/or exercising control over clinical decisions by physicians or other healthcare professionals (known generally as the prohibition on corporate practice of medicine). In addition, various state laws also prohibit entities from engaging in certain financial arrangements, such as splitting or sharing a physician’s professional fees. These laws are intended to avoid interference with or undue influence of a physician’s professional judgment. The laws of some other states do not prohibit non-physician entities from employing physicians to practice medicine but may retain a ban on some types of fee-splitting arrangements. Corporate practice of medicine and fee splitting laws vary from state to state and are not always consistent among states. In some states these prohibitions are set forth in a statute or regulation, while in other states the prohibition is a matter of judicial or regulatory interpretation. Decisions and activities beyond those directly related to the delivery of healthcare, such as scheduling, contracting, setting rates and the hiring and management of non-clinical personnel, may also implicate the restrictions on the corporate practice of medicine in some states. The consequences of violating the corporate practice of medicine laws vary by state and may result in physicians being subject to disciplinary action, as well as the forfeiture of revenues from payors for services rendered. For lay entities, violations may also bring both civil and, in more extreme cases, criminal liability for engaging in medical practice without a license. Some of the relevant laws, regulations and agency interpretations in states with corporate practice of medicine restrictions have been subject to limited judicial and regulatory interpretation. In limited cases, courts have required management services companies to divest or reorganize structures deemed to violate corporate practice restrictions. Moreover, these state laws are subject to change. While the Company believes that the Company, including via its contractual relationships with supported physician groups, is in substantial compliance with state laws prohibiting the corporate practice of medicine and fee-splitting, other parties may assert that, despite the way the Company will be structured, the Company could be engaged in the corporate practice of medicine and/or unlawful fee-splitting. In this event, failure to comply could lead to adverse judicial or administrative action against the Company and/or the Company’s healthcare provider practices, overpayment demands, civil or criminal penalties, receipt of cease and desist orders from state regulators, loss of provider licenses, and/or the need to make changes to the terms of engagement of the Company’s healthcare provider practices that interfere with the Company’s business, each of which could have a material adverse impact on the Company’s business, results of operations and financial condition.

•

The federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), or the Anti-Kickback Statute, is a criminal statute that prohibits healthcare providers and others from directly or indirectly soliciting, receiving, offering or paying any remuneration, in cash or in kind, as an inducement or reward for using, referring, ordering, recommending or arranging for referrals or orders of services or other items paid in whole or in part by a government healthcare program. The Anti-Kickback Statute may be found to have been violated if at least one purpose of the remuneration is to induce or reward referrals. An individual is not required to have actual knowledge or specific intent to commit a violation of the Anti-Kickback Statute to be found guilty of violating the law.

The Office of Inspector General of the United States Department of Health and Human Services has issued safe harbor regulations that protect certain types of common arrangements from prosecution or sanction under the Anti-Kickback Statute. Other types of arrangements may be protected under statutory exceptions. According to the Office of Inspector General, arrangements that comply with a safe harbor are immune from prosecution under the Anti-Kickback Statute. All the conditions of a safe harbor must be met for it to apply; substantial compliance is not sufficient. The fact that conduct or a business arrangement does not fall within a safe harbor does not automatically render the conduct or business arrangement illegal under the Anti-Kickback Statute. However, conduct and business arrangements falling outside the safe harbors may lead to increased scrutiny by government enforcement authorities.

Where the Anti-Kickback Statute has been violated, the government may proceed criminally or civilly. If the government proceeds criminally, a violation of the Anti-Kickback Statute is a felony that is punishable by up to ten years imprisonment, a fine, and mandatory exclusion from participation in all federal health care programs. If the government proceeds civilly, it may impose civil monetary penalties per violation, among other penalties. In addition, a claim that includes items or services resulting from a violation of the Anti-Kickback Statute constitutes a false claim for purposes of the federal False Claims Act, or the FCA.

Although the Company believes that its financial arrangements with healthcare providers and other referral sources comply with current law and available interpretative guidance, as a practical matter it is not always possible to structure our arrangements so as to fall squarely within an available Anti-Kickback Statute safe harbor. Where that is the case, compliance with the Anti-Kickback Statute is evaluated on a case-by-case basis. The Company cannot guarantee that applicable regulatory authorities will not assert and/or determine that these financial arrangements violate the Anti-Kickback Statute or other applicable laws, including state anti-kickback laws. The failure to comply with the Anti-Kickback Statute could lead to adverse judicial or administrative action against the Company, overpayment demands, civil or criminal penalties, and exclusion from participation in Federal health care programs, each of which could have a material adverse impact on the Company’s business, results of operations and financial condition.

•

The federal Physician Self-Referral Law, also known as the Stark Law, prohibits physicians from referring Medicare and Medicaid patients to healthcare entities with which they or any of their immediate family members have a financial relationship for the furnishing of any “designated health services”, unless certain exceptions apply. The Stark Law is a strict liability statute, meaning that no intent is required to violate the law, and even a technical violation may lead to significant penalties. A violation of the Stark Law, including schemes to circumvent the Stark Law, may result in a denial of Medicare or Medicaid payment, required refunds to the Medicare or Medicaid programs and/or the imposition of civil monetary penalties for each claim knowingly submitted in violation of the Stark

Law. A violation of the Stark Law may also result in liability under the FCA. There are ownership and compensation arrangement exceptions for many customary financial arrangements between physicians and entities, including the employment exception, personal service arrangements exception, lease exception and certain recruitment exceptions, among others. The Company believes that the TMS therapy services furnished by the healthcare provider practices with which the Company contracts do not implicate the Stark Law because they do not constitute “designated health services.” However, it is possible that the federal government could designate TMS therapy services or additional service lines offered by the Company as “designated health services” in the future, which might require the Company to restructure its arrangements with healthcare providers. Additionally, to the extent SPRAVATO constitutes a “designated health service,” arrangements between any physician (or family member) making a referral to an entity in which the physician (or family member) maintains a financial relationship, including Company, must comply the Stark Law and state analogues, if any, in applicable jurisdictions. States (as required in order to maintain Medicaid funding) have further enacted similar prohibitions that apply to Medicaid, as well as other insurance programs, and which may be more restrictive than the Stark Law.

•

The FCA provides the government a tool to pursue healthcare providers for submitting false claims or requests for payment for healthcare items or services. Under the FCA, the government may penalize any person or entity that, among other things, knowingly submits, or causes the submission of, false or fraudulent claims for payment to the federal government or knowingly and improperly avoids or decreases an obligation to pay money to the federal government. The federal government has widely used the FCA to prosecute Medicare and other federal health care program fraud, such as billing for services not provided or not supported by appropriate documentation, submitting false cost reports, and providing care that is not medically necessary or that is substandard in quality. Claims for services or items rendered in violation of the Anti-Kickback Statute or the Stark Law are also a basis for liability under the FCA. The FCA is also implicated by the knowing failure to report and return an identified overpayment to the Medicare or Medicaid programs within 60 days of identifying the overpayment or by the date a corresponding cost report is due, whichever is later.

Violations of the FCA are punishable by significant monetary penalties for each fraudulent claim plus three times the amount of damages sustained by the government. In addition, under the qui tam, or whistleblower, provisions of the FCA, private parties may bring actions under the FCA on behalf of the federal government. These private parties, known as relators, are entitled to share in any amounts recovered by the government, and, as a result, whistleblower lawsuits have increased significantly in recent years. Even if federal enforcement authorities decide not to pursue a case brought by a relator, the relator may in certain circumstances continue to pursue the case on its own. Many states have similar false claims statutes that impose liability for the types of acts prohibited by the FCA or that otherwise prohibit the submission of false or fraudulent claims to the state government or Medicaid program. Any FCA action brought against the Company, even if successfully defended, could result in significant legal expenses and divert attention from the operation of the Company’s business. In certain instances, relators have been current or former employees of companies subject to qui tam litigations, even when these employees knew of or participated in the alleged malfeasance.

In addition to the FCA, the federal government may use several criminal laws, such as the federal mail fraud, wire fraud or healthcare fraud statutes, to prosecute the submission of false or fraudulent claims for payment to the federal government. Most states have also adopted generally applicable insurance fraud statutes and regulations that prohibit healthcare providers from submitting inaccurate, incorrect or misleading claims to private insurance companies. The Company believe that it has implemented safeguards and procedures to complete claim forms and requests for payment in an accurate manner and to operate in compliance with applicable laws. However, the possibility of billing or other errors can never be completely eliminated, and the Company cannot guarantee that the federal government, a state government, or a qui tam relator, upon audit or review, would not take the position that billing or other errors, should they occur, are violations of the FCA.

•

The administrative simplification provisions of the Health Insurance Portability and Accountability Act, or HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, require the use of uniform electronic data transmission standards for healthcare claims and payment transactions submitted or received electronically. These provisions are intended to encourage electronic commerce in the healthcare industry. HIPAA, HITECH and their respective implementing regulations also established federal rules relating to the privacy and security of individually identifiable protected health information, or PHI. The privacy regulations under HIPAA govern the use and disclosure of PHI and the rights of patients to be informed about and control how such PHI is used and disclosed. The HIPAA security regulations require healthcare providers to implement administrative, physical and technical safeguards to protect the confidentiality, integrity and availability of electronic PHI. Concerns regarding compliance with the HIPAA privacy and security regulations have been an area of increased focus and enforcement by regulators in the Department of Health and Human Services Office for Civil Rights. These laws include significant penalties for wrongful acquisition, use, access or disclosure of protected health information, or failure to maintain the administrative, physical and technical security of protected health information. Further, electronic claims transactions must comply with standards established under these laws, otherwise payments may be delayed or rejected. Related laws also include penalties for healthcare providers that unreasonably interfere with access, exchange, or use of electronic health information.

Among other things, HITECH strengthened certain HIPAA rules regarding the use and disclosure of PHI, extended certain HIPAA provisions to business associates and created security breach notification requirements, including notifications to the individuals affected by the breach, the Department of Health and Human Services, and in certain cases, the media. HITECH has also increased maximum civil and criminal penalties for violations of HIPAA. The Company believes that it has been in material compliance with the HIPAA regulations and have developed policies and procedures to ensure ongoing compliance, although it cannot guarantee that any healthcare provider practices will not be subject to fines or penalties as a result of erroneous disclosures, security incidents or breaches.

The federal physician payment transparency requirements, sometimes referred to as the “Physician Payments Sunshine Act” created under the PPACA, requires, among other things, certain manufacturers of drugs, devices, biologics and medical supplies reimbursed under Medicare, Medicaid, or the Children’s Health Insurance Program (with certain exceptions) to report annually to CMS, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors) other professionals (physician assistants, nurse practitioners, clinical nurse specialists, certified nurse anesthetists, and certified nurse-midwives) and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members. As such, the Company must report various exchanges of value with healthcare providers, even in the context of compliant financial relationships with healthcare providers.

If we are unable to achieve and maintain adequate levels of third-party payer coverage and reimbursement for any product we may offer, on reasonable pricing terms, the Company may not be paid for products that have been administered to patients.

Our healthcare provider practices administer SPRAVATO to eligible patients using both Administer & Observe and Buy & Bill processes. Under the Administer & Observe model, SPRAVATO is acquired under the patient’s pharmacy benefit without cost to us, and the healthcare provider practices receive payment for administering the drug and observing the patient. Under the Buy & Bill model, we provide the cash for the healthcare provider practices to purchase the drug, following which the healthcare provider practices bill the patient for both the drug and the administration and observation. Certain insurance companies only provide reimbursement for SPRAVATO under the Buy & Bill model. Although we generate more revenue from the Buy & Bill model, it is more capital intensive because SPRAVATO is purchased prior to our practices billing any third-party payor for the administration of the drug. If our healthcare provider practices are unable to obtain payment from the applicable third-party payors or, if applicable, patients, they may not be paid for services rendered, which may delay accounts receivable collection, impairing cash flow. Additionally, to the extent SPRAVATO constitutes a “designated health service” for which a Greenbrook-affiliated healthcare provider must make a referral, or is otherwise reimbursable under federal healthcare reimbursement programs, such as Medicare and Medicaid, the Company may be subject to healthcare regulatory risk to the extent that compensation arrangements between the Company, Greenbrook, drug manufacturers (or other suppliers) and any employed or our healthcare providers or other providers fail to comply with federal anti-kickback and self-referral laws, as well as any state analogues, if any, in applicable jurisdictions.

If the Company’s inventory of SPRAVATO is damaged or expires, we may not be able to sell products for which it has paid, which may delay our accounts receivable collection, impair our cash flow and limit our ability to reach profitability.

Our products and operations are subject to extensive government regulation and oversight both in the United States and abroad, and our failure to comply with applicable requirements could harm our business.

We and our products are subject to extensive regulation in the United States and elsewhere, including by the FDA, FTC, and their foreign counterparts. The FDA and foreign regulatory agencies regulate, among other things, with respect to medical devices: design, development and manufacturing; testing, labeling, content and language of instructions for use and storage; clinical trials; product safety; marketing, sales and distribution; premarket clearance and approval; record keeping procedures; advertising and promotion; recalls and field safety corrective actions; post-market surveillance, including reporting of deaths or serious injuries and malfunctions that, if they were to recur, could lead to death or serious injury; post-market approval studies; and product import and export.

The regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales. The FDA enforces these regulatory requirements through, among other means, periodic unannounced inspections. We do not know whether we will pass any future FDA inspections. Failure to comply with applicable regulations could jeopardize our ability to sell our products and result in enforcement actions such as: warning letters; fines; injunctions; civil penalties; termination of distribution; recalls or seizures of products; delays in the introduction of products into the market; total or partial suspension of production; refusal to grant future clearances or approvals; withdrawals or suspensions of current clearances or approvals, resulting in prohibitions on sales of our products; and in the most serious cases, criminal penalties.

We may not receive the necessary regulatory clearances or approvals to market our future products or other proposed indications for our products in the future, and failure to timely obtain necessary clearances or approvals for such future products or indications would adversely affect our ability to grow our business.

An element of our strategy is to continue to upgrade our products, add new enhancements and features and expand clearance or approval of our current products to include new indications. In the United States, before we can market a new medical device, or a new use of, new claim for or significant modification to an existing product, we must first receive either clearance under Section 510(k) of the Federal Food, Drug and Cosmetic Act or approval of a premarket approval application (PMA) from the FDA, unless an exemption applies. In the 510(k) clearance process, before a device may be marketed, the FDA must determine that a proposed device is “substantially equivalent” to a legally-marketed “predicate” device, which includes a device that has been previously cleared through the 510(k) process, a device that was legally marketed prior to May 28, 1976 (pre-amendments device), a device that was originally on the U.S. market pursuant to an approved PMA and later down-classified, or a 510(k)-exempt device. To be “substantially equivalent,” the proposed device must have the same intended use as the predicate device, and either have the same technological characteristics as the predicate device or have different technological characteristics and not raise different questions of safety or effectiveness than the predicate device. Clinical data are sometimes required to support substantial equivalence. In the PMA process, the FDA must determine that a proposed device is safe and effective for its intended use based, in part, on extensive data, including, but not limited to, technical, pre-clinical, clinical trial, manufacturing and labeling data. Our ability to successfully obtain clearance for any new indications will be dependent on us submitting data as to the successful completion of clinical trials evidencing safety and efficacy. The PMA process is typically required for devices that are deemed to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices. However, some devices are automatically subject to the PMA pathway regardless of the level of risk they pose because they have not previously been classified into a lower risk class by the FDA. Manufacturers of these devices may request that FDA review such devices in accordance with the de novo classification procedure, which allows a manufacturer whose novel device would otherwise require the submission and approval of a PMA prior to marketing to request down-classification of the device on the basis that the device presents low or moderate risk. If the FDA agrees with the down-classification request, the applicant will then receive authorization to market the device. This device type can then be used as a predicate device for future 510(k) submissions. We initially received marketing authorization of our device through the de novo classification process, and we have made changes to our system through subsequent 510(k) clearances. Competitors may seek 510(k) clearance of similar products with similar indications and use our de novo classification as a predicate device in their submission. The process of obtaining regulatory clearances or approvals, or completing the de novo classification process, to market a medical device can be costly and time consuming, and we may not be able to successfully obtain pre-market reviews on a timely basis, if at all.

The FDA can delay, limit or deny clearance or approval of a device for many reasons, including: we may be unable to demonstrate to the FDA’s satisfaction that the product or modification is substantially equivalent to the proposed predicate device or safe and effective for its intended use; the data from our pre-clinical studies and clinical trials may be insufficient to support clearance or approval, where required; and the manufacturing process or facilities we use may not meet applicable requirements. The FDA may also, instead of accepting a 510(k) submission, require us to submit a PMA, which is typically a much more complex, lengthy, and burdensome application than a 510(k) submission. To support a PMA, the FDA would likely require that we conduct one or more clinical studies to demonstrate that the device is safe and effective. In some cases, such studies may be requested for a 510(k) as well. We may not be able to meet the requirements to obtain 510(k) clearance or PMA (or a de novo classification request), in which case the FDA may not grant any necessary clearances or approvals. In addition, the FDA may place significant limitations upon the intended uses of our products as a condition to a 510(k) clearance or PMA. Product applications can also be denied or withdrawn due to failure to comply with regulatory requirements or the occurrence of unforeseen problems following clearance or approval. Any delays or failure to obtain FDA clearance or approval of new products we develop, any limitations imposed by the FDA on new product use or the costs of obtaining FDA clearance or approvals could have a material adverse effect on our business, financial condition, and results of operations.

Even if granted, a 510(k) clearance, de novo classification, or PMA imposes substantial restrictions on how our devices may be marketed or sold, and the FDA continues to place considerable restrictions on our products and operations. For example, the manufacture of medical devices must comply with the FDA’s Quality System Regulation (QSR). In addition, manufacturers must register their manufacturing facilities, list the products with the FDA, and comply with requirements relating to labeling, marketing, complaint handling, adverse event and medical device reporting, reporting of corrections and removals, and import and export restrictions. The FDA monitors compliance with the QSR and these other requirements through periodic inspections. If our facilities or those of our manufacturers or suppliers are found to be in violation of applicable laws and regulations, or if we or our manufacturers or suppliers fail to take satisfactory corrective action in response to an adverse inspection, the regulatory authority could take enforcement action, including any of the following sanctions: untitled letters, warning letters, fines, injunctions, consent decrees and civil penalties; customer notifications or repair, replacement, refunds, recalls, detention or seizure of our products; operating restrictions or partial suspension or total shutdown of production; refusing or delaying requests for 510(k) marketing clearance or PMA of new products or modified products; withdrawing 510(k) marketing clearances or PMAs that have already been granted; refusing to provide Certificates for Foreign Government; refusing to grant export approval for our products; or pursuing criminal prosecution. Any of these sanctions could impair our ability to produce or commercialize our products in a cost-effective and timely manner in order to meet our customers’ demands and could have a material adverse effect on our reputation, business, results of operations and financial condition. We may also be required to bear other regulatory compliance costs or take other actions that may have a negative impact on our sales and our ability to generate profits.

In addition, the FDA may change its clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions, which may prevent or delay approval or clearance of our future products under development or impact our ability to modify our currently marketed products on a timely basis. Such policy or regulatory changes could impose additional requirements upon us that could delay our ability to obtain new 510(k) clearances, increase the costs of compliance or restrict our ability to maintain our current clearances. We also cannot predict the likelihood, nature or extent of government regulation that may arise from future legislation or administrative or executive action, either in the United States or abroad, especially with a new administration that may have different policy priorities than the previous one.

In order to sell our products in member countries of the European Economic Area, or (EEA) or in countries that also rely on the CE Mark outside the EEA, our products must comply with the essential requirements of the EU Medical Devices Directive (Council Directive 93/42/EEC), and with the Medical Device Regulation (Regulation 2017/745). Compliance with these requirements is a prerequisite to be able to affix the CE Mark to our products, without which they cannot be sold or marketed in the EEA. To demonstrate compliance with the essential requirements we must undergo a conformity assessment procedure, which varies according to the type of medical device and its classification. Except for low-risk medical devices (Class I non-sterile, non-measuring devices), where the manufacturer can issue an EC Declaration of Conformity based on a self-assessment of the conformity of its products with the essential requirements of the EU Medical Devices Directive, a conformity assessment procedure requires the intervention of an organization accredited by a Member State of the EEA to conduct conformity assessments, or a Notified Body. Depending on the relevant conformity assessment procedure, the Notified Body would typically audit and examine the technical file and the quality system for the manufacture, design and final inspection of our devices. The Notified Body issues a certificate of conformity following successful completion of a conformity assessment procedure conducted in relation to the medical device and its manufacturer and their conformity with the essential requirements. This certificate entitles the manufacturer to affix the CE Mark to its medical devices after having prepared and signed a related EC Declaration of Conformity. Maintenance of the CE Mark is expensive and labor intensive. Although we currently hold a CE Mark for NeuroStar, we are actively considering dropping it because we do not currently sell products in the EU and may conclude that the cost and effort of maintaining it are not justified given our priorities.

As a general rule, demonstration of conformity of medical devices and their manufacturers with the essential requirements must be based, among other things, on the evaluation of clinical data supporting the safety and performance of the products during normal conditions of use. Specifically, a manufacturer must demonstrate that the device achieves its intended performance during normal conditions of use, that the known and foreseeable risks, and any adverse events, are minimized and acceptable when weighed against the benefits of its intended performance, and that any claims made about the performance and safety of the device are supported by suitable evidence. If we fail to remain in compliance with applicable European laws and directives, we would be unable to continue to affix the CE Mark to our surgical systems, which would prevent us from selling them within the EEA and may have an impact on our marketing authorization in other countries.

We or our distributors will also need to obtain or retain regulatory approval in other foreign jurisdictions in which we plan to or currently do market and sell our products, and we or they may not obtain such approvals as necessary to commercialize our products in those territories. Regulatory marketing authorizations in these foreign jurisdictions typically require device testing, conformance to classification requirements, pre-market requests to authorize commercialization, and in some cases inspections.

Modifications to our products may require new 510(k) clearances de novo classification, or PMAs, and may require us to cease marketing or recall the modified products until clearances or approvals are obtained.

Any modification to a 510(k)-cleared product that could significantly affect its safety or effectiveness, or that would constitute a major change in its intended use, design or manufacture, requires a new 510(k) clearance or de novo classification, or, possibly, approval of a PMA. Modifications to products that have been approved through the PMA process generally require premarket FDA approval. Similarly, certain modifications made to products cleared through a 510(k) or authorized through the de novo classification process may require a new 510(k) clearance. Each of the PMA, de novo classification, and the 510(k) clearance processes can be expensive, lengthy, and uncertain. The FDA’s 510(k) clearance process usually takes from three to 12 months, but can last longer. The process of obtaining a PMA is much more costly and uncertain than the 510(k) clearance process and generally takes from one to three years, or even longer, from the time the application is filed with the FDA. In addition, a PMA generally requires the performance of one or more clinical trials.

Despite the time, effort, and cost, a device may not be approved or cleared by the FDA. Any delay or failure to obtain necessary regulatory authorizations could harm our business. Furthermore, even if we are granted regulatory authorizations, they may include significant limitations on the indicated uses for the device, which may limit the market for the device.

Any modifications to our existing products may require new 510(k) clearance; however, future modifications may be subject to the substantially more costly, time-consuming, and uncertain PMA process. If the FDA requires us to go through a lengthier, more rigorous examination for future products or modifications to existing products than we had expected, product introductions or modifications could be delayed or canceled, which could cause our sales to decline.

The FDA requires every manufacturer to make this modification determination in the first instance, but the FDA may review any manufacturer’s decision. The FDA may not agree with our decisions regarding whether new clearances or approvals are necessary. We have made modifications to our products in the past and have determined based on our review of the applicable FDA regulations and guidance that in certain instances new 510(k) clearances were not required. We may make similar modifications or add additional enhancements or features in the future that we believe do not require a new 510(k) clearance or approval of a PMA. If the FDA disagrees with our determination and requires us to submit new 510(k) notifications, de novo classifications, or PMAs for modifications to our previously authorized products for which we have concluded that new clearances or approvals are unnecessary, we may be required to cease marketing or to recall the modified product until we obtain clearance or approval, and we may be subject to significant regulatory fines or penalties. In addition, the FDA may not approve or clear our products for the indications that are necessary or desirable for successful commercialization or could require clinical trials to support any modifications. Any delay or failure in obtaining required clearances or approvals would adversely affect our ability to introduce new or enhanced products in a timely manner, which in turn would harm our future growth.

Our products must be manufactured in accordance with federal and state regulations, and we could be forced to recall our installed systems or terminate production if we fail to comply with these regulations.

The methods used in, and the facilities used for, the manufacture of our products must comply with the FDA’s Quality System Regulation (QSR) which is a complex regulatory scheme that covers the procedures and documentation of the design, testing, production, process controls, quality assurance, labeling, packaging, handling, storage, distribution, installation, servicing and shipping of medical devices. Furthermore, we are required to verify that our suppliers maintain facilities, procedures and operations that comply with our quality standards and applicable regulatory requirements. Compliance with the QSR is necessary to receive FDA clearance or approval to market new products and is necessary for a manufacturer to be able to continue to market cleared or approved devices in the United States. The FDA enforces the QSR through periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of subcontractors. Our products are also subject to similar state regulations and various laws and regulations of foreign countries governing manufacturing. Foreign regulatory authorities also impose manufacturing quality requirements, which may differ from the FDA requirements, with which we must comply.

We or our third-party suppliers and manufacturers may not take the necessary steps to comply with applicable regulations, which could cause delays in the delivery of our products. In addition, failure to comply with applicable FDA or foreign jurisdiction requirements or later discovery of previously unknown problems with our products or manufacturing processes could result in, among other things: warning letters or untitled letters; fines, injunctions or civil penalties; suspension or withdrawal of approvals or clearances; seizures or recalls of our products; total or partial suspension of production or distribution; administrative or judicially imposed sanctions; the FDA’s refusal to grant pending or future clearances or approvals for our products; clinical holds; refusal to permit the import or export of our products; and criminal prosecution of us or our employees.

Any of these actions could significantly and negatively impact supply of our products. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers and suffer reduced revenues and increased costs.

If treatment guidelines for the clinical conditions we are targeting change or the standard of care evolves, we may need to redesign and seek new marketing authorization from the FDA for one or more of our products.

If treatment guidelines for the clinical conditions we are targeting or the standard of care for such conditions evolves, we may need to redesign the applicable product and seek new clearances or approvals from the FDA. Our existing 510(k) and de novo clearances from the FDA are based on current treatment guidelines. If treatment guidelines change so that different treatments become desirable, the clinical utility of one or more of our products could be diminished and our business could suffer.

The misuse or off-label use of our products may harm our reputation in the marketplace, result in injuries that lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies, particularly if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

Our product has been authorized for marketing by the FDA for a specific indication. We train our commercial organization and distributors inside and outside the United States to not promote our products for uses outside of the FDA-cleared indications for use, known as “off-label uses.” However, we cannot guarantee that all of our employees, representatives, and agents will abide by our marketing policies.

If the FDA or any foreign regulatory body determines that our promotional materials, training, or other marketing activities constitute promotion of an off-label or unapproved use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance or imposition of an untitled letter, which is used for violations that do not necessitate a warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action under other regulatory authority, such as laws prohibiting false claims for reimbursement.

Moreover, even if we, and all our employees, contractors, and agents, market our products in compliance with applicable FDA regulations, such regulations do not apply to the practice of medicine, and we cannot prevent a physician from prescribing and/or using our products off-label when, in the physician’s independent professional medical judgment, he or she deems it appropriate. Similarly, we cannot prevent patients from using our products off-label. There may be increased risk of injury to patients if physicians attempt to prescribe, or patients attempt to use, our products off-label. Furthermore, the use of our products for indications other than those authorized by the FDA may not effectively treat such conditions, which could harm our reputation in the marketplace among physicians and patients. There are similar risks if our products are used off-label with respect to non-U.S. regulatory approvals.

Our products may cause or contribute to adverse medical events that we are required to report to the FDA, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, financial condition and results of operations. The discovery of serious safety issues with our products, or a recall of our products either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on us.

We are subject to the FDA’s medical device reporting regulations and similar foreign regulations, which require us to report to the FDA when we receive or become aware of information that reasonably suggests that one or more of our products may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, it could cause or contribute to a death or serious injury. The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of the product. If we fail to comply with our reporting obligations, the FDA could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of our device clearance, seizure of our products or delay in clearance of future products.

The FDA and foreign regulatory bodies have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. The FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects or other deficiencies or failures to comply with applicable regulations. Product defects or other errors may occur in the future. If we initiate a correction or removal for one of our devices to reduce a risk to health posed by the device, we would be required to submit a publicly available Correction and Removal report or Safety Alert to the FDA and, in many cases, similar reports to other regulatory agencies. This report could be classified by the FDA as a device recall which could lead to increased scrutiny by the FDA, other international regulatory agencies, and our customers regarding the quality and safety of our devices. Furthermore, the submission of these reports could be used by competitors against us in competitive situations and cause customers to delay purchase decisions or cancel orders and would harm our reputation.

Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new approvals or clearances for the device before we may market or distribute the corrected device. Seeking such approvals or clearances may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties or civil or criminal fines.

Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary withdrawals or corrections for our products in the future that we determine do not require notification to the FDA. If the FDA disagrees with our determinations, it could require us to report those actions as recalls and we may be subject to enforcement action. A future recall announcement could harm our reputation with customers, potentially lead to product liability claims against us and negatively affect our sales.

Any adverse event involving our products could result in voluntary corrective actions, such as recalls or customer notifications, or agency action, such as inspection, mandatory recall or other enforcement action. Any corrective action, whether voluntary or involuntary, as well as exposing us to private litigation, would require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.

If we or our distributors do not obtain and maintain international regulatory registrations or approvals for our products, we will be unable to market and sell our products outside of the United States. We may decide not to maintain our CE Mark.

Sales of our products outside of the United States are subject to foreign regulatory requirements that vary widely from country to country. In addition, the FDA regulates exports of medical devices from the United States. While the regulations of some countries may not impose barriers to marketing and selling our products or only require notification, others require that we or our distributors obtain the approval of a specified regulatory body. Complying with foreign regulatory requirements, including obtaining registrations or approvals, can be expensive and time-consuming, and we or our distributors may not receive regulatory approvals in each country in which we plan to market our products or we may be unable to do so on a timely basis. The time required to obtain registrations or approvals, if required by other countries, may be longer than that required for FDA clearance or approval, and requirements for such registrations, clearances or approvals may significantly differ from FDA requirements. If we modify our products, we or our distributors may need to apply for additional regulatory approvals before we are permitted to sell the modified product. In addition, we may not continue to meet the quality and safety standards required to maintain the authorizations that we or our distributors have received. If we or our distributors are unable to maintain our authorizations in a particular country, we will no longer be able to sell the applicable product in that country.

Regulatory clearance or approval by the FDA and/or the permission to affix the CE Mark does not ensure clearance or approval by regulatory authorities in other countries, and clearance or approval by one or more foreign regulatory authorities does not ensure clearance or approval by regulatory authorities in other foreign countries or by the FDA. However, a failure or delay in obtaining regulatory clearance or approval in one country may have a negative effect on the regulatory process in others.

Although we currently hold a CE Mark for NeuroStar, we are actively considering dropping it because we do not currently sell products in the EU and may conclude that the cost and effort of maintaining it are not justified given our priorities.

Regulatory and compliance requirements associated with our billing and collections system could have a material adverse effect on our revenues, cash flows and operating results.

We accept payments using a variety of methods, including credit cards and debit cards. For existing and future payment methods we offer to our customers, we may become subject to additional regulations and compliance requirements, as well as fraudulent activities. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time, raising our operating costs and lowering profitability. We rely on third party service providers for payment processing services, including the processing of credit and debit cards. Our business may be negatively affected if these third-party service providers become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, including data security and management rules, certification requirements and rules governing electronic funds transfers and if we fail to comply with these rules or requirements, or if our data security systems are breached or compromised, we may be liable for card issuing banks’ costs, subject to fines and higher transaction fees and/or lose our ability to accept credit and debit card payments from our patients and process electronic funds transfers or facilitate other types of payments, and our business and operating results may be adversely affected.

We may become subject to professional malpractice liability, which could be costly and negatively impact our business.

The clinicians contracted or employed by us or our healthcare provider practices could be subject to malpractice claims from time to time. Where required by law, we structure our relationships with the practices under our management services agreements in a manner that we believe does not constitute the practice of medicine by us or subject us to professional malpractice claims for acts or omissions of clinicians employed by the healthcare provider practices. Nevertheless, claims, suits or complaints relating to services provided by the clinicians contracted or employed by us or our healthcare provider practices may arise. In addition, we may be subject to professional liability claims, including, without limitation, for improper use or malfunction of our TMS devices, improper administration of SPRAVATO or the misconduct of our technicians. We may not be able to maintain adequate liability insurance to protect us against those claims at acceptable costs or at all. Any claim made against us that is not fully covered by insurance could be costly to defend, result in a substantial damage award against us and divert the attention of our management from our operations, all of which could have an adverse effect on our financial performance. In addition, successful claims against us may adversely affect our business or reputation.

The effect of the uncertainty relating to potential future changes to U.S. healthcare laws may increase our and our clinical partners’ and contractors’ healthcare costs, limit the ability of patients to obtain health insurance, increase patients’ share of healthcare costs and negatively impact our financial results.

The Trump Administration and the U.S. Congress are considering a number of legislative and regulatory proposals that could, if passed into law, impact the healthcare system, the Patient Protection and Affordable Care Act and the Health Care and Education Reconciliation Act of 2010, or collectively, the ACA, and/or the Medicare and Medicaid programs. Congress may take up legislation to increase or decrease the number of individuals covered by the Medicare or Medicaid programs, reduce prescription drug costs, increase price transparency for consumers, restrict the sale of certain classes of drugs, and reform medication management practices, among others. While not all of the potential legislation, if enacted, would affect our business directly, many of these legislative proposals could impact some or many of our business arrangements directly or indirectly. In addition, regulatory agencies have separately implemented price transparency rules for hospitals and insurers which, while not impacting our business directly, could change the way we interact with these entities. Given that legislative and regulatory change is still evolving, we cannot predict with any certainty the outcome of any future legislation or regulation. However, we believe that many of the legislative items noted above enjoy bipartisan support.

Because of our U.S. operations, we could be adversely affected by violations of federal Anti-Kickback Statute and/or other fraud and abuse laws. If our arrangements with healthcare providers were found to violate the law, we could suffer consequences that would have a material adverse effect on our revenues, earnings, cash flows and reputation.

The Anti-Kickback Statute and other fraud and abuse laws and regulations, both at the federal and state level, generally prohibit parties from giving remuneration to a physician or other person in a position to refer or generate business for a healthcare provider, such as our healthcare provider practices, with the intent to induce or reward such referrals. Notwithstanding our strict policies and procedures designed to ensure no violation of such laws, financial relationships within the Company and involving healthcare providers or other potential referral sources, including amounts paid under our management services agreements, distributions made to referring healthcare provider equity holders in our healthcare provider practices and any other financial arrangements involving the Company may result in violations of such laws. We have sought to structure our arrangements to satisfy federal Anti-Kickback Statute safe harbor requirements, but they remain susceptible to government scrutiny. If we were found to violate the law, we could suffer consequences, including fines, penalties, repayment obligations, criminal liability, invalidation of the contractual arrangements we maintain with healthcare provider practices and exclusion for participation in federal health care programs that would have a material adverse effect on our revenues, earnings, cash flows and reputation.

The regulatory framework in which we operate is constantly evolving.

Healthcare laws and regulations are constantly evolving and could change significantly in the future. We closely monitor these developments and will modify our operations from time to time as the regulatory environment requires. There can be no assurances, however, that we will always be able to adapt our operations to address new laws or regulations or that new laws or regulations will not adversely affect our business. In addition, although we believe that we are operating in material compliance with applicable federal and state laws and regulations, neither our current or anticipated business operations nor the operations of our healthcare provider practices have been the subject of judicial or regulatory interpretation. We cannot assure investors that a review of our business by regulatory authorities or courts will not result in a determination that could materially adversely affect our operations or that the healthcare regulatory environment will not change in a way that materially restricts our operations. Furthermore, governments, government agencies and industry self-regulatory bodies in the United States may, from time to time, adopt statutes, regulations and rulings that directly or indirectly affect the activities of the Company. These statutes, regulations and/or rulings could adversely impact our ability to execute our business strategy and generate revenues as planned.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement, including the documents incorporated by reference herein, include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act, which are intended to be covered by the safe harbors created by those laws. Statements in this prospectus supplement that are not historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by terms such as “outlook,” “potential,” “believe,” “expect,” “plan,” “anticipate,” “predict,” “may,” “will,” “could,” “would” and “should” as well as the negative of these terms and similar expressions. These statements include those relating to the Company’s business outlook and current expectations for upcoming quarters and fiscal year 2025, including with respect to revenue, expenses, growth, and any statements of assumptions underlying any of the foregoing items. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this prospectus supplement. These risks and uncertainties include, without limitation, risks and uncertainties related to: the effect of the transaction with Greenbrook, on the Company’s business relationships, operating results and business generally; the Company’s ability to execute its business strategy; the Company’s ability to achieve or sustain profitable operations due to its history of losses; the Company’s ability to successfully complete the announced restructuring plans; the Company’s reliance on the sale and use of its NeuroStar Advanced Therapy system to generate revenues; the scale and efficacy of the Company’s salesforce; the Company’s ability to retain talent; availability of coverage and reimbursement from third-party payors for treatments using the Company’s products; physician and patient demand for treatments using the Company’s products; developments in competing technologies and therapies for the indications that the Company’s products treat; product defects; the Company’s revenue has been concentrated among a small number of customers; the Company’s ability to obtain and maintain intellectual property protection for its technology; developments in clinical trials or regulatory review of NeuroStar Advanced Therapy system for additional indications; developments in regulation in the U.S. and other applicable jurisdictions; the terms of the Company’s credit facility; the Company’s ability to successfully roll-out the Company’s Better Me Provider program on the planned timeline; the Company’s self-sustainability and existing cash balances; and the Company’s ability to achieve cash flow break-even in the third quarter of 2025. For a discussion of these and other related risks, please see the factors described in the section titled “Risk Factors” in this prospectus supplement as well as under similar headings in Neuronetics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, and Greenbrook’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2024, as each may be updated or supplemented by subsequent reports that Neuronetics has filed or files with the SEC. These forward-looking statements are based on the Company’s expectations and assumptions as of the date of this prospectus supplement. Except as required by law, the Company undertakes no duty or obligation to update any forward-looking statements contained in this prospectus supplement as a result of new information, future events, or changes in the Company’s expectations.

You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from what we currently expect.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of 8,000,000 shares of common stock in this offering at a public offering price of $2.25 per share will be $16.355 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us. If the underwriter exercises its option to purchase additional shares in full, we estimate that our net proceeds will be approximately $18.893 million after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from the sale of the common stock offered by us hereunder, if any, for general corporate purposes, including but not limited to sales and marketing, research and development activities, financing of potential acquisitions or establishment of healthcare practices, purchases of inventory, general and administrative matters, working capital and capital expenditures. We do not currently have specific plans or commitments with respect to the net proceeds from this offering and, accordingly, we are unable to quantify the allocations of such proceeds among the various potential uses. Our management will have broad discretion over the use of the net proceeds from this offering, and our investors will be relying on the judgment of our management regarding the application of the net proceeds of this offering.

Pending application of the net proceeds as described above, we intend to invest the net proceeds in short-and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DIVIDEND POLICY

We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We currently intend to retain all available funds and any future earnings, if any, to fund the development and expansion of our business. Any future determination related to dividend policy will be made at the discretion of our board of directors, subject to applicable laws, and will depend upon, among other factors, our results of operations, financial condition, contractual restrictions, capital requirements and other factors the board of directors deem relevant. In addition, our credit agreement with Perceptive Credit Holdings IV, LP contains covenants that restrict our ability to pay cash dividends and our ability to pay cash dividends on our capital stock in the future may be limited by the terms of any future debt or preferred securities we issue or any other credit facilities we enter into.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering. As of September 30, 2024, our net tangible book value was $9.4 million, or $0.31 per share. Net tangible book value per share represents our total tangible assets (excluding deferred issuance costs) less our total liabilities, divided by the number of shares outstanding.

After giving effect to the sale of 8,000,000 shares of our common stock at the public offering price of $2.25 per share, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2024 would have been $25.7 million, or $0.67 per share. This amount represents an immediate increase in net tangible book value of $0.36 per share to existing stockholders and an immediate dilution in net tangible book value of $1.58 per share to new investors purchasing common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share after this offering from the price per share paid by an investor in this offering. The following table illustrates this dilution:

			Pro forma combined (1)(2)
Public offering price per share		$2.25	$2.25
Net tangible book value per share as of September 30, 2024	$0.31		$0.20
Increase in net tangible book value per share attributable to this offering	$0.36		$0.23

As adjusted net tangible book value per share as of September 30, 2024 after giving effect to this offering		$0.67	$0.43
Dilution per share to investors in this offering		$1.58	$1.82

(1)	Includes Neuronetics and Greenbrook assets and liabilities as if the acquisition of Greenbrook closed on September 30, 2024. Includes estimated goodwill and other intangibles of $23.8 million.
(2)	Includes the addition of 25,304,971 common shares issued to Greenbrook shareholders as if issuance occurred on September 30, 2024.

The discussion and table above assumes that the underwriter does not exercise its option to purchase additional shares of common stock.

If the underwriter exercises in full its option to purchase additional shares, our as adjusted net tangible book value per share after this offering would be $0.72 per share, representing an immediate increase in as adjusted net tangible book value per share of $0.41 to existing stockholders and immediate dilution of $1.53 in as adjusted net tangible book value per share to new investors purchasing common stock in this offering.

The foregoing table and calculations are based on 30,317,380 shares of common stock outstanding as of September 30, 2024, and excludes the following:

•	25,304,971 shares of our common stock that were issued as of December 9, 2024 in connection with the consummation of the acquisition of Greenbrook;

•	1,238,527 shares of our common stock issuable upon the exercise of stock options outstanding as of September 30, 2024, at a weighted-average exercise price of $3.75 per share;

•	2,880,439 shares of our common stock issuable upon the vesting and settlement of service-based restricted stock units outstanding as of September 30, 2024;

•	395,000 shares of our common stock issuable upon the vesting and settlement of performance-based restricted stock units outstanding as of September 30, 2024;

•	1,146,000 shares of our common stock issuable upon the exercise of warrants outstanding as of September 30, 2024, at a weighted average exercise price of $1.10 per share; and

•

851,789 shares of our common stock reserved for future issuance under our 2018 Equity Incentive Plan and 2020 Inducement Plan as of September 30, 2024 as well as any annual increases in the number of shares of our common stock reserved for future issuance pursuant to the 2018 Equity Incentive Plan and 2020 Inducement Plan;

•	in addition, in connection with the consummation of the acquisition of Greenbrook:

•	the Company increased the shares of common stock issuable under our 2018 Equity Incentive Plan by 3,500,000 shares;

•	the Company increased the shares of common stock issuable under our 2020 Inducement Plan by 1,280,460 shares; and

•	the Company issued a warrant exercisable into 600,000 shares of our common stock; and

•	the Company also anticipates making its annual equity award grants representing approximately 780,000 shares under the 2018 Equity Incentive Plan on or about February 5, 2025.

To the extent that outstanding options or warrants are exercised, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or equity-based securities, the issuance of these securities could result in further dilution to our stockholders.

DESCRIPTION OF SECURITIES OFFERED

We are offering 8,000,000 shares of our common stock.

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described in the section titled “Description of Capital Stock” beginning on page 7 of the accompanying prospectus and the Description of Capital Stock included as Exhibit 4.2 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 8, 2024.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

Subject to the limitations, assumptions and qualifications described herein, the following is a summary of certain U.S. federal income tax considerations of the purchase, ownership and disposition of shares of our common stock issued pursuant to this offering. For purposes of this section, such shares are collectively referred to herein as the “Offered Securities.” All prospective holders should consult their tax advisors with respect to the U.S. federal, state, and local and non-U.S. tax consequences of the purchase, ownership and disposition of the Offered Securities.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, or the Code, existing Treasury regulations promulgated thereunder, published administrative pronouncements and rulings of the U.S. Internal Revenue Service, or IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement. These authorities are subject to change and to differing interpretation, possibly with retroactive effect. Any change or differing interpretation could alter the tax consequences to holders described in this discussion. There can be no assurance that a court or the IRS will not challenge one or more of the tax consequences described herein, and Neuronetics has not obtained, nor does it intend to obtain, a ruling with respect to the U.S. federal income tax consequences to a holder of the purchase, ownership or disposition of the Offered Securities.

This discussion addresses only Offered Securities that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all the U.S. federal income tax consequences that may be relevant to particular holders in light of their individual circumstances, nor does it address any alternative minimum, Medicare contribution, estate or gift tax consequences, the special tax accounting rules under Section 451(b) of the Code, or any aspects of U.S. state or local or non-U.S. taxes. It does not address holders that are subject to special rules, such as:

•	banks, insurance companies or other financial institutions;

•	tax-exempt organizations or governmental organizations;

•	brokers or dealers in securities;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	persons who hold any of the Offered Securities as a position in a hedging transaction, “straddle,” “conversion transaction,” or other risk reduction transaction;

•	persons deemed to sell any of the Offered Securities under the constructive sale provisions of the Code;

•

entities or arrangements classified as partnerships for U.S. federal income tax purposes or other pass-through entities such as subchapter S corporations (or investors in such entities or arrangements);

•	regulated investment companies or real estate investment trust;

•	controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax;

•	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•	pension plans and “qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons that own, actually or constructively, more than 5 percent of our common stock;

•	U.S. expatriates and former citizens or former long-term residents of the United States; or

•	holders that acquire the Offered Securities through the exercise of an employee stock option or otherwise as compensation or through a tax-qualified retirement plan.

If a holder is a partnership or other pass-through entity (including an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes), the U.S. federal income tax treatment of a partner or beneficial owner will generally depend on the status of such partner or beneficial owner and the entity’s activities. Partnerships, partners and beneficial owners in partnerships or other pass-through entities that own the Offered Securities should consult their tax advisors as to the particular U.S. federal income tax considerations applicable to the acquisition, ownership and disposition of the Offered Securities.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Offered Securities, that, for U.S. federal income tax purposes, is:

•	an individual that is a citizen or resident of the United States;

•	corporation, or an entity treated as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•

a trust that (1) is subject to (A) the primary supervision of a court within the United States and (B) the authority of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) to control all substantial decisions of the trust or (2) has a valid election in effect under applicable Treasury regulations to be treated as a United States person; or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.

As used herein, the term “Non-U.S. Holder” means a beneficial owner, other than an entity treated as a partnership for U.S. federal income tax purposes, of the Offered Securities that is for U.S. federal income tax purposes not a U.S. Holder. U.S. Holders and Non-U.S. Holders are collectively referred to herein as “holders.”

PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE OFFERED SECURITIES.

Tax considerations applicable to U.S. holders

Dividends

Neuronetics does not anticipate declaring or paying any cash dividends to holders of Neuronetics common stock in the foreseeable future. If Neuronetics makes distributions of cash or other property on the shares of common stock (the “Shares”) (other than certain distributions of stock), as described below, such distributions will constitute dividends to the extent paid out of Neuronetics’ current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Dividends received by a corporate U.S. Holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. Holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied. Distributions in excess of Neuronetics’ current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a U.S. Holder’s adjusted tax basis in its Shares but not below zero. Any excess will be treated as capital gain and will be treated as described below under “- Sale or other taxable disposition of the Offered Securities.”

Sale or other taxable disposition of the offered securities

Upon the sale, exchange or other taxable disposition of the Shares, a U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount of cash and the fair market value of any other property received upon the sale, exchange or other taxable disposition and such U.S. Holder’s adjusted tax basis in the Shares. This capital gain or loss will be long-term capital gain or loss if the U.S. Holder’s holding period in such Shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

Backup withholding and information reporting

In general, backup withholding and information reporting requirements may apply to distributions on the Shares and to the receipt of proceeds on the sale, exchange or other taxable disposition of the Offered Securities. Backup withholding (currently at a rate of 24 percent) may apply if a U.S. Holder fails to furnish its taxpayer identification number, a U.S. Holder fails to certify under penalties of perjury that such taxpayer identification number is correct and that such U.S. Holder is not subject to backup withholding (generally on a properly completed and duly executed IRS Form W-9), the applicable withholding agent is notified by the IRS that the U.S. Holder previously failed to properly report payments of interest or dividends, or such U.S. Holder otherwise fails to comply with the applicable requirements of the backup withholding rules.

Certain U.S. Holders generally are not subject to backup withholding and information reporting requirements, provided that their exemptions from backup withholding and information reporting are properly established. Backup withholding is not an additional tax. Any amounts withheld from a payment to a U.S. Holder under the backup withholding rules generally will be allowed as a credit against such U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their tax advisors regarding the application of backup withholding, the availability of an exemption from backup withholding, and the procedure for obtaining such an exemption, if available.

Tax considerations applicable to non-U.S. holders

Dividends

As mentioned above, Neuronetics does not anticipate declaring or paying any cash dividends to holders of Neuronetics’ common stock in the foreseeable future. However, distributions of cash or other property (other than certain distributions of stock) on the Shares as described above under “Tax considerations applicable to U.S. Holders-Distributions on the Shares,” will constitute dividends to the extent paid out of Neuronetics’ current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Distributions in excess of Neuronetics’ current and accumulated earnings and profits will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Shares but not below zero. Any excess will be subject to the treatment as described below under “—Sale or other taxable disposition of the Offered Securities.”

Dividends paid to a Non-U.S. Holder that are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States generally will be subject to withholding tax at a 30-percent rate or a reduced rate specified by an applicable income tax treaty. In order to obtain a reduced rate of withholding, the Non-U.S. Holder will be required to provide Neuronetics or Neuronetics’ paying agent with a properly executed applicable IRS Form W-8BEN or IRS Form W-8BEN-E (or appropriate successor form), as applicable, certifying under penalties of perjury that the Non-U.S. Holder is not a United States person and is eligible for the benefits under the applicable income tax treaty. These forms may need to be periodically updated. If a Non-U.S. Holder holds the Offered Securities through a financial institution or other intermediary, the Non-U.S. Holder generally will be required to provide the appropriate documentation to the financial institution or other intermediary. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty who fails to timely provide an IRS Form W-8BEN or W-8BEN-E (or appropriate successor form), as applicable, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be taxed on the dividends in the same manner as a U.S. Holder. In this case, the Non-U.S. Holder will be exempt from the withholding tax discussed in the preceding paragraph, although the Non-U.S. Holder will be required to provide a properly executed IRS Form W-8ECI (or appropriate successor form) in order to claim an exemption from withholding. Such effectively connected dividends, although not subject to U.S. federal withholding tax, are subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates generally applicable to U.S. Holders. Dividends received by a corporate Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) may be subject to an additional branch profits tax at a 30-percent rate (or such lower rate as may be specified by an applicable income tax treaty). Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax.

Sale or other taxable disposition of the offered securities

Subject to the discussions below under “—Information Reporting and Backup Withholding” and “—FATCA,” a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on gain realized on a sale, exchange or other taxable disposition of the Offered Securities unless

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States). If a Non-U.S. Holder recognizes gain on a sale, exchange or other taxable disposition of the Offered Securities that is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will generally be subject to U.S. federal income tax at the regular U.S. federal income tax rates generally applicable to a United States person. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder may also be subject to the branch profits tax at a 30-percent rate or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their tax advisors with respect to other U.S. tax consequences of the acquisition, ownership and disposition of the Offered Securities, including the possible imposition of the branch profits tax;

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met. Such holder will be subject to U.S. federal income tax at a 30-percent rate (unless otherwise provided pursuant to an applicable income tax treaty) on gain recognized on a sale, exchange or other taxable disposition of the Offered Securities, but such gain may be offset by certain U.S.-source capital losses (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or

•

Neuronetics is or has been a “United States real property holding corporation,” as defined in the Code, at any time within the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period, whichever period is shorter, and the Non-U.S. Holder is not eligible for an exemption under an applicable income tax treaty. Neuronetics has not determined whether it is a United States real property holding corporation. However, even if Neuronetics is or has been a United States real property holding corporation during the specified testing period, as long as Neuronetics’ common stock is regularly traded on an established securities market (such as the Nasdaq Global Market) at any time during the calendar year in which the disposition occurs, a Non-U.S. Holder will not be subject to U.S. federal income tax on the disposition of the Shares if the Non-U.S. Holder does not own or has not owned (actually or constructively) more than 5 percent of Neuronetics’ common stock at any time during the shorter of the two periods mentioned above. Holders should consult their tax advisors regarding the application of this regularly traded exception. If Neuronetics is determined to be a U.S. real property holding corporation and either Neuronetics shares of common stock is not regularly traded on an established securities market or a Non-U.S. Holder holds more than 5% of our outstanding common stock, directly or constructively, during the applicable testing period, then the Non-U.S.

Holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its “U.S. real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rule described above.

Information reporting and backup withholding

Information returns will be filed with the IRS in connection with distributions on the Shares. Copies of the information returns reporting those distributions and withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement. Unless a Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person, information returns may also be filed with the IRS in connection with the proceeds from a sale, exchange or other disposition of the Offered Securities to or through the U.S. office (and, in certain cases, the foreign office) of a broker.

A Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24 percent) on payments on the Offered Securities or on the proceeds from a sale, exchange or other disposition of the Offered Securities unless the Non-U.S. Holder complies with certification procedures to establish that the Non-U.S. Holder is not a United States person or otherwise establishes an exemption. Compliance with the certification procedures required to claim a reduced rate of withholding under a treaty (including properly certifying non-U.S. status on an IRS Form W-8BEN, IRS Form W-8BEN-E or other appropriate version of IRS Form W-8 (or appropriate successor form)) generally will satisfy the certification requirements necessary to avoid backup withholding as well. Notwithstanding the foregoing, U.S. federal backup withholding may apply if the payor has actual knowledge, or reason to know, that a Non-U.S. Holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a Non-U.S. Holder under the backup withholding rules generally will be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided the required information is furnished to the IRS in a timely manner. Non-U.S. Holders are urged to consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

FATCA

Sections 1471 to 1474 of the Code (such sections commonly referred to as “FATCA”) impose withholding of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock) to stockholders that fail to meet prescribed information reporting or certification requirements. In general, no such withholding will be required with respect to a U.S. Holder or an individual Non-U.S. Holder that timely provides the certifications required on a valid IRS Form W-9 or applicable W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and “non-financial foreign entities” unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interest in or accounts with those entities) have been satisfied, or an exemption applies (typically certified to by the delivery of a properly completed the IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution or a non-financial foreign entity generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Foreign financial institutions and non-financial foreign entities located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Non-U.S. Holders should consult their tax advisors regarding the effects of FATCA on their investments in the Offered Securities.

Neuronetics will not pay any additional amounts to Non-U.S. Holders with respect to any amounts withheld, including pursuant to FATCA.

THE PRECEDING DISCUSSION OF U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION ONLY. IT IS NOT TAX ADVICE. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE OFFERED SECURITIES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

UNDERWRITING

Subject to the terms and conditions set forth in the underwriting agreement, dated February 7, 2025, between us and Canaccord Genuity LLC, or Canaccord Genuity, as the underwriter and the sole bookrunner of this offering, we have agreed to sell to the underwriter, and the underwriter has agreed to purchase from us, the number of shares of common stock shown below:

UNDERWRITER	NUMBER OF SHARES
Canaccord Genuity LLC	8,000,000
Total	8,000,000

The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions precedent such as the receipt by the underwriter of officers’ certificates and legal opinions and approval of certain legal matters by its counsel. The underwriting agreement provides that the underwriter will purchase all of the shares of common stock.

We have agreed to indemnify the underwriter and certain of its controlling persons against certain liabilities, including liabilities under the Securities Act, and to contribute to payments that the underwriter may be required to make in respect of those liabilities.

The underwriter has advised us that, following the completion of this offering, the underwriter currently intends to make a market in the common stock as permitted by applicable laws and regulations. However, the underwriter is not obligated to do so, and the underwriter may discontinue any market-making activities at any time without notice in its sole discretion. Accordingly, no assurance can be given as to the liquidity of the trading market for the common stock, that you will be able to sell any of the common stock held by you at a particular time or that the prices that you receive when you sell will be favorable.

The underwriter is offering the shares of common stock subject to the underwriter’s acceptance of the shares of common stock from us and subject to prior sale. The underwriter reserves the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part. In addition, the underwriter has advised us that the underwriter does not intend to confirm sales to any account over which the underwriter exercises discretionary authority.

Commission and Expenses

The underwriter has advised us that the underwriter proposes to offer the shares of common stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers, which may include the underwriter, at that price less a concession not in excess of $0.081 per share of common stock. After the offering, the public offering price and concession may be reduced by the underwriter. No such reduction will change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

The following table shows the public offering price, the underwriting discounts and commissions that we are to pay the underwriter and the proceeds, before expenses, to us in connection with this offering. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares.

		TOTAL
	PER SHARE	WITHOUT OPTION TO PURCHASE ADDITIONAL SHARES	WITH OPTION TO PURCHASE ADDITIONAL SHARES
Public offering price	$2.25	$2.25	$2.25
Underwriting discounts and commissions payable by us	$0.135	$0.135	$0.135
Proceeds to us, before expenses	$2.115	$16,920,000	$19,458,000

We estimate net expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $600,000. We have agreed to reimburse the underwriter for certain of its expenses incurred in connection with this offering in an amount not to exceed $100,000 in the aggregate.

Listing

Our common stock is listed on The Nasdaq Global Market under the trading symbol “STIM.”

Option to Purchase Additional Shares

We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 1,200,000 shares from us at the public offering price set forth on the cover page of this prospectus supplement, less underwriting discounts and commissions.

Insider Participation

Certain of our directors have indicated an interest in purchasing shares of our common stock in this offering at the public offering price. However, because indications of interest are not binding agreements or commitments to purchase, the underwriter could determine to sell more, less or no shares to any of these potential investors and any of these potential investors could determine to purchase more, less or no shares in this offering. The underwriting discount for any shares sold to these potential investors in the offering will be the same as the underwriting discount for the shares sold to the public.

No Sales of Similar Securities

We have agreed not to sell or transfer, subject to certain exceptions, without the consent of the underwriter any shares of our common stock or securities convertible into, exchangeable or exercisable for, or that represent the right to receive shares of our common stock, for 90 days after the date of the prospectus used to sell our common stock. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly:

•	offer, pledge, announce the intention to sell, sell or contract to sell any shares of our common stock;

•	sell any option or contract to purchase any shares of our common stock;

•	purchase any option or contract to sell any shares of our common stock;

•	grant any option, right or warrant to purchase any shares of our common stock;

•	make any short sale or otherwise transfer or dispose of any shares of our common stock;

•

enter into any swap or other agreement that transfers, in whole or in part, the economic consequences of ownership of any shares of our common stock whether any such swap or transaction is to be settled by delivery of shares or other securities, in cash or otherwise;

•	make demand for or exercise any right with respect to the registration statement of our common stock; or

•	publicly announce the intention to do any of the foregoing.

Our directors, executive officers and certain other significant holders of our outstanding capital stock and other securities have agreed, subject to certain exceptions, that, without the prior written consent of the underwriter, they will not, during the period ending 90 days after the date of this prospectus:

•

offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive common stock whether now owned or hereafter acquired;

•	enter into any hedge, swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities;

•	make any demand for or exercise any right with respect to the registration of any common stock or any security convertible into or exercisable or exchangeable for common stock; or

•	publicly disclose the intention to do any of the foregoing.

The restrictions described in the immediately preceding paragraph contained in the lock-up agreements with our directors and executive officers and certain other significant holders do not apply, subject to certain conditions and limitations, to certain transactions, including:

•	transfers or dispositions of such securities:

•	as a bona fide gift or gifts;

•	to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

•

to another corporation, partnership, limited liability company, trust or other business entity that controls, or is controlled by or is under common control with, the undersigned or the immediate family of the undersigned or is otherwise a direct or indirect affiliate;

•	to partners, members, beneficiaries (or the estates thereof) or other holders of equity interests of the undersigned;

•	by testate succession or intestate succession;

•	by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement or other order of a court or administrative or regulatory agency);

•	to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under any of the foregoing exceptions;

•

pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of our common stock involving a change of control that has been approved by our board of directors;

•

the exercise of stock options granted pursuant to the Company’s equity incentive plans or warrants or any other securities existing as of the date of the underwriting agreement, which securities are convertible into or exchangeable or exercisable for common stock;

•

the disposition of a number of shares of common stock necessary to pay or otherwise satisfy any tax withholding obligations upon the vesting of equity awards granted pursuant to the Company’s equity incentive plans, provided, however, that any filing under Section 16 of the Exchange Act made in connection with such disposition shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this clause;

•	to us in connection with the termination of employment;

•	shares purchased in the open market following this offering; or

•	the establishment of a trading plan pursuant to Rule 10b5-1 of the Exchange Act.

The underwriter may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

Stabilization

The underwriter has advised us that, pursuant to Regulation M under the Exchange Act, certain persons participating in the offering may engage in short sale transactions, stabilizing transactions, syndicate covering transactions or the imposition of penalty bids in connection with this offering. These activities may have the effect of stabilizing or maintaining the market price of the common stock at a level above that which might otherwise prevail in the open market. Establishing short sales positions may involve either “covered” short sales or “naked” short sales.

“Covered” short sales are sales made in an amount not greater than the underwriter’s option to purchase additional shares of our common stock in this offering. The underwriter may close out any covered short position by either exercising its option to purchase additional shares of our common stock or purchasing shares of our common stock in the open market. In determining the source of shares to close out the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the option to purchase additional shares.

“Naked” short sales are sales in excess of the option to purchase additional shares of our common stock. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the shares of our common stock in the open market after pricing that could adversely affect investors who purchase in this offering.

A stabilizing bid is a bid for the purchase of shares of common stock on behalf of the underwriter for the purpose of fixing or maintaining the price of the common stock. A syndicate covering transaction is the bid for or the purchase of shares of common stock on behalf of the underwriter to reduce a short position incurred by the underwriter in connection with the offering. Similar to other purchase transactions, the underwriter’s purchases to cover short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. A penalty bid is an arrangement permitting the underwriter to reclaim the selling concession otherwise accruing in connection with the offering if the common stock originally sold are purchased in a covering transaction and therefore have not been effectively placed.

Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. The underwriter is not obligated to engage in these activities and, if commenced, any of the activities may be discontinued at any time.

The underwriter may also engage in passive market making transactions in our common stock on The Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of shares of our common stock in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

A prospectus in electronic format may be made available by e-mail or on the web sites or through online services maintained by the underwriter or its affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriter may agree with us to allocate a specific number of shares of common stock for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriter on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriter’s web sites and any information contained in any other web site maintained by the underwriter is not part of this prospectus supplement, has not been approved and/or endorsed by us or the underwriter and should not be relied upon by investors.

Other Activities and Relationships

The underwriter and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriter and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which the underwriter received or will receive customary fees and expenses.

In the ordinary course of its various business activities, the underwriter and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its respective customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the underwriter or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The underwriter and its affiliates may hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The underwriter and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that the underwriter acquires, long and/or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area, each a Relevant Member State, no securities have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which have been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the securities may be offered to the public in that Relevant Member State at any time:

a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the representative for any such offer; or

c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require the Company or any of the representative to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any securities under, the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with the underwriter and its affiliates and us that:

a) it is a qualified investor within the meaning of the Prospectus Regulation; and

b) in the case of any securities acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the securities acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the sole bookrunner has been given to the offer or resale; or (ii) where the securities have been acquired by it on behalf of persons in any Relevant Member State other than qualified investors, the offer of those securities to it is not treated under the Prospectus Regulation as having been made to such persons.

We, the underwriter and its affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the sole bookrunner of such fact in writing may, with the prior consent of the sole bookrunner, be permitted to acquire securities in the offering.

This European Economic Area selling restriction is in addition to any other selling restrictions set out below.

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the transition provisions in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the representative for any such offer; or

c) in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (as amended, the “FSMA”),

provided that no such offer of the shares shall require the Issuer or any of the underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

In the United Kingdom, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (i) persons having professional experience in matters relating to investments who fall within the definition of  “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”); (ii) high net worth entities or other persons falling within Article 49(2)(a) to (d) of the Order; or (iii) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This document must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offering and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means the Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any securities in the offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us, the underwriter and its affiliates that it meets the criteria outlined in this section.

Notice to Prospective Investors in Bermuda

Securities may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

Notice to Prospective Investors in Australia

This prospectus supplement is not a disclosure document for the purposes of Australia’s Corporations Act 2001 (Cth) of Australia, or Corporations Act, has not been lodged with the Australian Securities & Investments Commission and is only directed to the categories of exempt persons set out below. Accordingly, if you receive this prospectus supplement in Australia, you confirm and warrant that you are either:

•	a “sophisticated investor” under section 708(8)(a) or (b) of the Corporations Act;

•

a “sophisticated investor” under section 708(8)(c) or (d) of the Corporations Act and that you have provided an accountant’s certificate to the company which complies with the requirements of section 708(8)(c)(i) or (ii) of the Corporations Act and related regulations before the offer has been made;

•	a person associated with the Company under Section 708(12) of the Corporations Act; or

•	a “professional investor” within the meaning of section 708(11)(a) or (b) of the Corporations Act.

To the extent that you are unable to confirm or warrant that you are an exempt sophisticated investor, associated person or professional investor under the Corporations Act any offer made to you under this prospectus supplement is void and incapable of acceptance.

You warrant and agree that you will not offer any of the securities issued to you pursuant to this prospectus supplement for resale in Australia within 12 months of those securities being issued unless any such resale offer is exempt from the requirement to issue a disclosure document under section 708 of the Corporations Act.

Notice to Prospective Investors in Hong Kong

No securities have been offered or sold, and no securities may be offered or sold, in Hong Kong, by means of any document, other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer or invitation to the public within the meaning of the Companies Ordinance (Cap. 32) or the Securities and Futures Ordinance (Cap. 571) of Hong Kong. No document, invitation or advertisement relating to the securities has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the securities may not be offered for subscription to members of the public in Hong Kong. Each person acquiring the securities will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered, any securities in circumstances that contravene any such restrictions.

Notice to Prospective Investors in Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or FIEL, and the underwriter will not offer or sell any securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means, unless otherwise provided herein, any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from S-30 the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or the invitation for subscription or purchase, of the securities may not be issued, circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore, or the SFA, (ii) to a relevant person pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•

a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

•	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Singapore SFA Product Classification - In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Notice to Prospective Investors in Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this prospectus supplement nor any other offering or marketing material relating to the offering, the Company or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA) and the offer of securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of the securities.

Notice to Prospective Investors in Canada

(A) Resale Restrictions

The distribution of securities in Canada is being made only in the provinces of Ontario, Quebec, Alberta, British Columbia, Manitoba, New Brunswick and Nova Scotia on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of these securities are made. Any resale of the securities in Canada must be made under applicable securities laws which may vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the securities.

(B) Representations of Canadian Purchasers

By purchasing securities in Canada and accepting delivery of a purchase confirmation, a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

•

the purchaser is entitled under applicable provincial securities laws to purchase the securities without the benefit of a prospectus qualified under those securities laws as it is an “accredited investor” as defined under National Instrument 45-106—Prospectus Exemptions or Section 73.3(1) of the Securities Act (Ontario), as applicable;

•	the purchaser is a “permitted client” as defined in National Instrument 31-103—Registration Requirements, Exemptions and Ongoing Registrant Obligations;

•	where required by law, the purchaser is purchasing as principal and not as agent; and

•	the purchaser has reviewed the text above under Resale Restrictions.

(C) Conflicts of Interest

Canadian purchasers are hereby notified that the underwriter is relying on the exemption set out in section 3A.3 or 3A.4, if applicable, of National Instrument 33-105—Underwriting Conflicts from having to provide certain conflict of interest disclosure in this document.

(D) Statutory Rights of Action

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the prospectus (including any amendment thereto) such as this document contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser of these securities in Canada should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

(E) Enforcement of Legal Rights

All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

(F) Taxation and Eligibility for Investment

Canadian purchasers of securities should consult their own legal and tax advisors with respect to the tax consequences of an investment in the securities in their particular circumstances and about the eligibility of the securities for investment by the purchaser under relevant Canadian legislation.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968, or the Securities Law, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of our securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

General Non-U.S. Legend

This prospectus supplement is for use solely in connection with the proposed offering in certain jurisdictions. This prospectus supplement is not to be distributed in any other jurisdiction and is not to be used in connection with any offer of, or any invitation or solicitation by or on behalf of the Company to subscribe for or purchase, securities in any other jurisdiction. This prospectus supplement is personal to each offeree and does not constitute an offer to any person or to the public generally to subscribe for or otherwise acquire the securities. Distribution of this prospectus supplement to any person other than the prospective investor and any person retained to advise such prospective investor with respect to its purchase is unauthorized.

Delivery of this prospectus supplement shall not constitute an offer to sell or the solicitation of an offer to buy the securities described herein.

The distribution of this prospectus supplement in certain jurisdictions may be restricted by law. You must inform yourself about, and observe, any such restrictions. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the securities or possess or distribute this prospectus supplement and must obtain any consent, approval or permission required for your purchase, offer or sale of the securities under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales. We and the underwriter are not making an offer of, or invitation to purchase, any of the securities to any person in any jurisdiction in which such offer or solicitation would be unlawful.

This prospectus supplement has not been submitted to the review or registration procedures of any regulatory authority outside the United States. The offering of the securities pursuant to this prospectus supplement has not been approved or recommended by any governmental securities regulator.

LEGAL MATTERS

The validity of the issuance of the securities offered by this prospectus supplement will be passed upon for us by Ballard Spahr LLP, Philadelphia, Pennsylvania. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, is acting as counsel for the underwriter in connection with this offering.

EXPERTS

The financial statements of Neuronetics, Inc. as of December 31, 2023 and 2022, and for each of the years in the three-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Greenbrook TMS Inc. as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP (Canada), an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

We are currently subject to the reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to you on the SEC’s website at http://www.sec.gov and in the “Investors” section of our website at www. ir.neuronetics.com. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement.

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement and the accompanying prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. You should rely only on the information contained in this prospectus supplement or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby.

We incorporate by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus form a part the information or documents listed below that we have filed with the SEC:

•	Greenbrook’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 26, 2024 (with respect to Item 1 and Item 1A on pages 3 to 55);

•	Our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 8, 2024;

•

The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 11, 2024;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 7, 2024, August 12, 2024, and November 12, 2024, respectively;

•

Our Current Reports on Form 8-K filed with the SEC on March 6, 2024, March  25, 2024, March  28, 2024, June  3, 2024, July  30, 2024, August  13, 2024, October  4, 2024 (with respect to the Current Report on Form 8-K that contains Item 3.01), November 1, 2024, November  12, 2024 (with respect to the two Current Reports on Form 8-K that contain Item 2.05 and Item 5.07, respectively), and December 10, 2024 (as amended on February 6, 2025) (in each case other than any portions thereof deemed furnished and not filed); and

•

The description of our common stock contained in our registration statement on Form 8-A (File No. 001-38546) filed with the SEC on June 19, 2018, under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the termination of the offering of the shares of our securities made by this prospectus supplement and accompanying prospectus and will become a part of this prospectus supplement and accompanying prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement and accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including exhibits to these documents. You should direct any requests for documents to Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, Attention: Corporate Secretary.

PROSPECTUS

$125,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

From time to time, we may offer and sell up to $125,000,000 in the aggregate of the securities identified above in one or more offerings. Our registration of the shares of common stock covered by this prospectus does not necessarily mean that we will necessarily offer or sell any of the shares of common stock registered hereby. This prospectus provides you with a general description of the securities.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering, including the amounts, prices and terms of the securities being offered. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Our common stock is listed on the Nasdaq Global Market, or Nasdaq, under the trading symbol “STIM.” On November 8, 2022, the last reported sale price of our common stock on Nasdaq was $3.72 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus and the applicable prospectus supplement will be listed on any exchange, inter-dealer quotation system or over-the-counter market.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 14, 2022.

-i-

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $125,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus and the information incorporated herein by reference contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

PROSPECTUS SUMMARY

The following summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

When we refer to “Neuronetics,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Neuronetics, Inc., unless otherwise specified.

Company Overview

We are a commercial stage medical technology company focused on designing, developing and marketing products that improve the quality of life for patients who suffer from neurohealth disorders. Our first commercial product, the NeuroStar Advanced Therapy System, is a non-invasive and non-systemic office-based treatment that uses transcranial magnetic stimulation, or TMS, to create a pulsed, MRI-strength magnetic field that induces electrical currents designed to stimulate specific areas of the brain associated with mood. The system is cleared by the United States Food and Drug Administration, or FDA, to treat adult patients with major depressive disorder, or MDD, that have failed to achieve satisfactory improvement from at least one prior antidepressant medication in the current MDD episode. Our NeuroStar® Advanced Therapy system is also FDA-cleared to treat people suffering from obsessive-compulsive disorder, as well as for the treatment of comorbid anxiety symptoms (“anxious depression”) for adults with MDD suffering from anxiety symptoms. NeuroStar Advanced Therapy is safe, clinically effective, reproducible and precise and we believe is supported by the largest clinical data set of any competing TMS system.

Company Information

We were incorporated in Delaware in April of 2003. Our principal executive offices are located at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355, and our telephone number is (610) 640-4202. Our website address is www.neurostar.com. The information contained on our website is not a part of this prospectus, and the inclusion of our website address in the prospectus is an inactive textual reference only.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. We will cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) December 31, 2023; (iii) the date on which we have issued more than $1.0 billion in non-convertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC.

Offerings Under this Prospectus

Under this prospectus, we may offer shares of our common stock, preferred stock and/or warrants to purchase any of such securities, with a total value of up to $125,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•

conversion or exchange prices or rates and any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	important U.S. federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our respective agents or underwriters reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

•	the names of those underwriters or agents;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the estimated net proceeds to us.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

Common Stock. We may issue shares of our common stock from time to time. Each holder of common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders and does not have cumulative voting rights. Subject to preferences that may apply to any outstanding preferred stock, holders of our common stock are entitled to receive ratably any dividends that our board of directors may declare out of funds legally available for that purpose. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any outstanding preferred stock. Holders of our common stock have no preemptive, conversion, subscription or other rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of our preferred stock that we may designate in the future. In this prospectus, we have summarized certain general features of our common stock under the heading “Description of Capital Stock—Common Stock.” We urge you, however, to read the applicable prospectus supplement (and any related free writing prospectus that we may authorize to be provided to you) related to any common stock being offered.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Under our certificate of incorporation, our board of directors has the authority, without further action by our stockholders (unless such stockholder action is required by applicable law or the rules of any stock exchange or market on which our securities are then traded), to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights attributable to holders of common stock. Any convertible preferred stock we may issue will be convertible into our common stock or exchangeable for our other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. In this prospectus, we have summarized certain general features of the preferred stock under the heading “Description of Capital Stock—Preferred Stock.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. From time to time, we may issue debt securities in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at the holder’s option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities under the heading “Description of Debt Securities.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indenture(s) and any supplemental indentures that contain the terms of the debt securities. We have filed a form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

Warrants. We may issue warrants for the purchase of common stock, preferred stock or debt securities, in one or more series, from time to time. We may issue warrants independently or in combination with common stock, preferred stock or debt securities. In this prospectus, we have summarized certain general features of the warrants under the heading “Description of Warrants.” We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants that we may offer as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, and any supplemental agreements, before the issuance of such warrants.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants may be issued under a warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2021, as updated by our subsequent filings with the SEC, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K, as well as any amendments thereto, filed with the SEC.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, these forward-looking statements include statements regarding:

•	our ability to achieve or sustain profitability in the future;

•	the size and growth potential of the markets for our NeuroStar Advanced Therapy System, and our ability to serve those markets;

•	our ability to improve or maintain coverage and reimbursement arrangements with domestic and foreign third-party and government payors;

•	our rate of progress in establishing coverage and reimbursement arrangements from additional international commercial third-party and government payors;

•	the rate and degree of market acceptance of our NeuroStar Advanced Therapy System;

•	the performance of our third-party suppliers;

•	our rate of progress in, and cost of the sales and marketing activities associated with, establishing adoption of our products and maintaining or improving our sales to our current customers;

•	the cost of research and development activities, including research and development relating to additional indications;

•	the success of competing therapies that are, or become, available;

•	the loss of key management personnel;

•	our expectations regarding the period during which we qualify as an emerging growth company under the Jumpstart Our Business Startups Act;

•	the accuracy of our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•	our expectations regarding our ability to maintain sufficient intellectual property protection for our NeuroStar Advanced Therapy System;

•

the impact of the novel coronavirus, or COVID-19, pandemic on general political and economic conditions, including as a result of efforts by governmental authorities to mitigate the COVID-19 pandemic, such as travel bans, shelter in place orders and third-party business closures and the related impact on resource allocations, manufacturing and supply chains and patient access to commercial products; and

•	our ability to execute our business continuity as well as our operational and budget plans in light of the COVID-19 pandemic.

In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “believe,” “could,” “estimate,” “expects,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or the negative or plural of those terms, and similar expressions intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any applicable prospectus supplement or in any free writing prospectuses that we may authorize to be provided to you in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered hereby, if any, for working capital and general corporate purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending the use of net proceeds, we intend to invest the net proceeds in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the United States government.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes certain of the terms of our capital stock and provisions of our amended and restated certificate of incorporation and amended and restated bylaws, and the General Corporation Law of the State of Delaware, or DGCL. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should also refer to our amended and restated certificate of incorporation and our amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is part, as well as the relevant provisions of the DGCL.

General

Under our amended and restated certificate of incorporation we are authorized to issue up to 200,000,000 shares of common stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share, all of which shares of preferred stock are undesignated. Our board of directors may establish the rights and preferences of the preferred stock from time to time. As of July 27, 2022, we had outstanding 27,022,796 shares of common stock and no shares of preferred stock.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our amended and restated certificate of incorporation and amended and restated bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends

Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation

In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Rights and Preferences

Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the right of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Pursuant to our amended and restated certificate of incorporation, our board of directors has the authority, without further action by our stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the number, rights, preferences, privileges and restrictions thereof. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and sinking fund terms, and the number of shares constituting any series or the designation of such series, any or all of which may be greater than the rights of common stock. The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. Our issuance of preferred stock with voting or conversion rights could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control or other corporate action, or make the removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of the common stock and the voting and other rights of the holders thereof.

Our board of directors will fix the designations, voting powers, preferences and rights of each series, as well as the qualifications, limitations or restrictions thereof, of the preferred stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of that series of preferred stock. This description will include:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price per share;

•	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•

whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period, the conversion price, or how it will be calculated, and under what circumstances it may be adjusted;

•

whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	preemption rights, if any;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•

any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

The Delaware General Corporation Law, or DGCL, which is the law of the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class (or, in some cases, as a series) on an amendment to our certificate of incorporation if the amendment would change the par value, the powers, preferences or special rights of the class or series so as to adversely affect the class or series, as the case may be, or, unless the certificate of incorporation provided otherwise, the number of authorized shares of the class. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

Anti-Takeover Provisions

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the entity or person’s affiliates and associates, beneficially owns, or is an affiliate or associate of the corporation and within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Provisions in our amended and restated certificate of incorporation and our amended and restated bylaws may discourage, delay or prevent a merger, acquisition or other change in control that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. In addition, these provisions may frustrate or prevent any attempt by our stockholders to replace or remove our current management by making it more difficult to replace or remove our board of directors. These provisions include:

•	a prohibition on stockholder action through written consent;

•	no cumulative voting in the election of directors;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director;

•

a requirement that special meetings of stockholders be called only by the board of directors, the chairman of the board of directors, the chief executive officer or, in the absence of a chief executive officer, the president;

•	an advance notice requirement for stockholder proposals and nominations;

•	the authority of our board of directors to issue preferred stock with such terms as our board of directors may determine; and

•

a requirement of approval of not less than 66 2/3% of all outstanding shares of our capital stock entitled to vote to amend any bylaws by stockholder action, or to amend specific provisions of our amended and restated certificate of incorporation.

The combination of these provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Because our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change our control.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to reduce our vulnerability to hostile takeovers and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of delaying changes in our control or management. As a consequence, these provisions may also inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Choice of Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for:

•	any derivative action or proceeding brought on our behalf;

•	any action asserting a breach of fiduciary duty;

•	any action asserting a claim against us arising pursuant to the Delaware General Corporation Law, our restated certificate, or our amended and restated bylaws; or

•	any action asserting a claim against us that is governed by the internal affairs doctrine.

Our amended and restated certificate of incorporation further provides that the federal district courts of the United States of America will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act.

Amendment to the Ninth Amended and Restated Certificate of Incorporation

The Company’s Ninth Amended and Restated Certificate of Incorporation was amended on May 30, 2019, following stockholder approval at the annual meeting held on May 28, 2019, to provide that any of our directors or our entire Board of Directors may be removed, with or without cause, by the holders of a majority of our capital stock then entitled to vote on the election of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent’s address is 6201 15th Avenue, Brooklyn, New York 11219. The transfer agent for any series of preferred stock that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

Listing on The Nasdaq Global Market

Our common stock is listed for trading on Nasdaq under the symbol “STIM.”

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will be incorporated by reference from reports that we file with the SEC, supplemental indentures and forms of debt securities containing the terms of the debt securities being offered.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•

if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•

the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•

if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•

the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•

any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•

whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•

if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•

additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•

the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•

if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•

if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•

if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•

the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•

to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•

to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•

to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or
•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectus that we may authorize to be distributed to you, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock, preferred stock or debt securities and may be issued in one or more series. Warrants may be offered independently or in combination with common stock, preferred stock or debt securities offered by any prospectus supplement. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The following description of warrants will apply to the warrants offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of warrants may specify different or additional terms.

We have filed forms of the warrant agreements and forms of warrant certificates listing the terms of the warrants that may be offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant or the warrant agreement and warrant certificate, as applicable, that contain the terms of the particular series of warrants we are offering, as well as any supplemental agreements, before the issuance of such warrants. The following summaries of material terms and provisions of the warrants are subject to, and qualified in their entirety by reference to, all the provisions of the form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements applicable to a particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplement related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectus, and the complete form of warrant or the warrant agreement and warrant certificate, as applicable, and any supplemental agreements, that list the terms of the warrants.

General

In the applicable prospectus supplement, we will describe the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable on exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased on such exercise;

•

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable on the exercise of one warrant and the price at which these shares may be purchased on such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable on exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material or special U.S. federal income tax considerations of holding or exercising the warrants;

•	the terms of the securities issuable on exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

•

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable on such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments on our liquidation, dissolution or winding up or to exercise voting rights, if any; or

•

in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable on exercise or to enforce covenants in the applicable indenture.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. The warrants may be exercised as listed in the prospectus supplement relating to the warrants offered. Unless we otherwise specify in the applicable prospectus supplement, warrants may be exercised at any time up to the specified time on the expiration date that we list in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

On receipt of payment and the warrant or warrant certificate, as applicable, properly completed and duly executed at the corporate trust office of the warrant agent, if any, or any other office, including ours, indicated in the prospectus supplement, we will, as soon as practicable, issue and deliver the securities purchasable on such exercise. If less than all of the warrants (or the warrants represented by such warrant certificate) are exercised, a new warrant or a new warrant certificate, as applicable, will be issued for the remaining warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent, if any, will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand on us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable on exercise of, its warrants.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the legal holders contact the indirect holders is up to the legal holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a legal holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only as global securities, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

•

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

•

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any common stock will be listed on the Nasdaq Global Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We may engage in “at the market offerings” into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon for us by Morrison & Foerster LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Neuronetics, Inc. as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You should rely only on the information contained in this prospectus or incorporated by reference. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, including our company. The address of the SEC website is www.sec.gov.

We maintain a website at www.neurostar.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-38546. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 8, 2022;

•	the information specifically incorporated by reference into our Annual Report on Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 14, 2022;

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2022, filed with the SEC on May 12, 2022, for the quarterly period ended June 30, 2022, filed with the SEC on August 2, 2022 and for the quarterly period ended September 30, 2022, filed with the SEC on November 8, 2022;

•	our Current Reports on Form 8-K filed with the SEC on February 22, 2022, February 28, 2022, May 5, 2022, May 27, 2022, July 18, 2022 and August 26, 2022; and

•

the description of our common stock contained in our Registration Statement on Form  8-A, filed with the SEC on June 19, 2018, including any amendments or reports filed for the purposes of updating such description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You may request a copy of these filings by writing us at 3222 Phoenixville Pike, Malvern, Pennsylvania 19355 or telephoning us at (610) 640-4202.

8,000,000 Shares of Common Stock

PROSPECTUS SUPPLEMENT

Sole Bookrunner

Canaccord Genuity

February 7, 2025